PROSPECTUS SUPPLEMENT
(To Prospectus dated June 11, 2002)

                                 $575,000,000

                        Morgan Stanley Capital Trust IV

                           6 1/4% CAPITAL SECURITIES

                                 guaranteed by

                                Morgan Stanley
                             --------------------
Morgan Stanley Capital Trust IV is offering capital securities that Morgan Stanley will fully and unconditionally guarantee, based on its combined obligations under a guarantee, a trust agreement and a junior subordinated debt indenture. Morgan Stanley Capital Trust IV will redeem the capital securities on April 1, 2033, which date may be extended to a date not later than April 1, 2052, and may redeem them earlier.
                             --------------------
Morgan Stanley Capital Trust IV will apply to have the capital securities listed on the New York Stock Exchange under the trading symbol "MWG" for trading within 30 days after they are first issued. No assurance can be given that the New York Stock Exchange will approve the capital securities for listing.
                             --------------------
Investing in the capital securities involves risks. See "Risk Factors" beginning on page S-9.
                             --------------------
                        PRICE $25 PER CAPITAL SECURITY
                             --------------------

                                                                      Underwriting              Proceeds to
                                                    Price to         Discounts and            Morgan Stanley
                                                    Public(1)        Commissions(2)       Capital Trust IV(1)(2)
                                                    ---------        --------------       ----------------------
Per Capital Security..........................         $25               $.7875                     $25
Total........................................      $575,000,000       $18,112,500              $575,000,000
----------
(1)  Plus accumulated distributions, if any, from April 21, 2003.
(2)  Because Morgan Stanley Capital Trust IV will use all of the proceeds from the sale of the capital securities and its common securities to purchase junior subordinated debentures of Morgan Stanley, Morgan Stanley will pay all underwriting discounts and commissions.

This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. The underwriters may act as principal or agent in such transactions.

The underwriters may purchase up to an additional 3,450,000 capital securities for $25 per capital security and accumulated distributions, if any, within 30 days from the date of this prospectus supplement to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the capital securities to purchasers on April 21, 2003.
                             --------------------

MORGAN STANLEY
   A.G. EDWARDS & SONS, INC.
         CITIGROUP
              MERRILL LYNCH & CO.
                 PRUDENTIAL SECURITIES
                     UBS WARBURG
                         WACHOVIA SECURITIES
                            WELLS FARGO VAN KASPER, LLC

April 10, 2003

                                                     ---------------------

                                                       TABLE OF CONTENTS

                                                     ---------------------


                      Prospectus Supplement                                                        Prospectus

                                                           Page                                                           Page
                                                           ----                                                           ----
Prospectus Supplement Summary..............................S-3            Where You Can Find More Information................2
Risk Factors...............................................S-9            Morgan Stanley.....................................4
Morgan Stanley Capital Trust IV...........................S-13            The Morgan Stanley Capital Trusts..................4
Consolidated Ratios of Earnings to Fixed Charges and Earnings             Use of Proceeds....................................5
     to Fixed Charges and Preferred Stock Dividends.......S-14            Consolidated Ratios of Earnings to Fixed Charges and
Accounting Treatment......................................S-14                 Earnings to Fixed Charges and Preferred Stock
Description of Capital Securities.........................S-15                 Dividends.....................................6
Description of Junior Subordinated Debentures.............S-26            Description of Capital Securities..................7
Description of Guarantee..................................S-34            Description of Junior Subordinated Debentures.....14
Relationship Among the Capital Securities, the Junior                     Description of Global Securities..................23
     Subordinated Debentures and the Guarantee............S-34            Description of Guarantees.........................24
United States Federal Income Tax Consequences.............S-36            Plan of Distribution..............................27
Certain ERISA Considerations..............................S-40            Legal Matters.....................................29
Underwriters..............................................S-43            Experts...........................................29
Validity of Securities....................................S-48
Experts...................................................S-48

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Morgan Stanley Trust and Morgan Stanley have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Morgan Stanley Trust and Morgan Stanley are offering to sell the capital securities, and are seeking offers to buy the capital securities, only in jurisdictions where offers and sales are permitted. In this prospectus supplement, references to Morgan Stanley Trust mean Morgan Stanley Capital Trust IV.

     Except as otherwise noted, the discussion in this prospectus supplement assumes that the underwriters will only purchase 23,000,000 capital securities and will not purchase any additional securities pursuant to their over-allotment option.

     The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

     For a description of certain restrictions on offers, sales and deliveries of the capital securities and on the distribution of this prospectus supplement and the accompanying prospectus and other offering material relating to the capital securities, see the section of the prospectus supplement called "Underwriters."

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following information concerning Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), Morgan Stanley Trust, the 6 1/4% capital securities to be issued by Morgan Stanley Trust, the guarantee to be issued by Morgan Stanley with respect to the capital securities and the 6 1/4% junior subordinated debentures due April 1, 2033 to be issued by Morgan Stanley supplements, and should be read in conjunction with, the information contained in the accompanying prospectus. Terms defined in the accompanying prospectus have the same meanings in this prospectus supplement.

Morgan Stanley

     Morgan Stanley is a global financial services firm that maintains leading market positions in each of its business segments--Institutional Securities, Individual Investor Group, Investment Management and Credit Services.

     Morgan Stanley's institutional securities business segment includes:

     o Investment banking, including securities underwriting and distribution and financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance.

     o Sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities.

     o Other activities, such as principal investing and aircraft financing.

     Morgan Stanley's individual investor group business segment includes:

     o Comprehensive financial planning and investment advisory services designed to accommodate individual investment goals and risk profiles.

     Morgan Stanley's investment management business segment includes:

     o Global asset management products and services for individual and institutional investors, through three principal distribution channels: a proprietary channel consisting of Morgan Stanley's financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley's institutional channel.

     o    Private equity activities.

     Morgan Stanley's credit services business segment includes:

     o Discover Financial Services, which offers Discover(R)-branded cards and other consumer finance products and services.

     o Discover Business Services, a network of merchant and cash access locations primarily in the United States.

     Morgan Stanley provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States and its principal offices in London, Tokyo, Hong Kong and other world financial centers. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. In June 2002, Morgan Stanley changed its name from "Morgan Stanley Dean Witter & Co." to "Morgan Stanley."

Morgan Stanley Capital Trust IV

     Morgan Stanley Trust is a Delaware statutory trust. Morgan Stanley Trust exists solely to:

     o    issue and sell its common securities to Morgan Stanley;

     o    issue and sell its capital securities to the public;

     o use the proceeds from the sale of its common securities and capital securities to purchase junior subordinated debentures from Morgan Stanley; and

     o engage in other activities that are necessary, convenient or incidental to these purposes.

     The Bank of New York will act as the property trustee of Morgan Stanley Trust. The Bank of New York (Delaware) will act as the Delaware trustee of Morgan Stanley Trust. Two employees, officers or affiliates of Morgan Stanley or its subsidiaries will act as administrators of Morgan Stanley Trust. The principal offices and telephone number of Morgan Stanley Trust are 1585 Broadway, New York, New York 10036 and (212) 761-4000.

The Offering

     Morgan Stanley Trust is offering its capital securities for $25 per security. Morgan Stanley Trust will use all of the proceeds from the sale of its capital securities and its common securities to purchase junior subordinated debentures of Morgan Stanley. The junior subordinated debentures will be Morgan Stanley Trust's only assets. Morgan Stanley will fully and unconditionally guarantee the obligations of Morgan Stanley Trust, based on its combined obligations under a guarantee, a trust agreement and a junior subordinated debt indenture.

     The Capital Securities

     If you purchase capital securities, you will be entitled to receive cumulative cash distributions at an annual rate of $1.5625 for each capital security, which represents 6 1/4% of the liquidation amount of $25 for each capital security. If Morgan Stanley Trust is terminated and its assets distributed, for each capital security you own, you are entitled to receive the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of Morgan Stanley Trust available for distribution, after it has paid liabilities owed to its creditors. Accordingly, you may not receive the full liquidation amount and accumulated but unpaid distributions if Morgan Stanley Trust does not have enough funds.

     Distributions will accumulate from the date Morgan Stanley Trust issues its capital securities. Morgan Stanley Trust will pay the distributions quarterly on January 1, April 1, July 1 and October 1 of each year, beginning July 1, 2003. These distributions may be deferred for up to 20 consecutive quarters. Morgan Stanley Trust will only pay distributions when it has funds available for payment.

     If you purchase the capital securities, you will have limited voting rights. You will be entitled to vote on the following matters:

     o removal of the property trustee or the Delaware trustee when there is an event of default under the junior subordinated debentures;

     o certain modifications to the terms of the capital securities and the guarantee; and

     o the exercise of Morgan Stanley Trust's rights as holder of the junior subordinated debentures.

     A more detailed description of your voting rights is contained under "Description of Capital Securities--Removal of Morgan Stanley Capital Trustees; Appointment of Successors," "--Voting Rights; Amendment of Trust Agreements" and "Description of Guarantees--Amendments and Assignment" on pages 10, 11 and 26, respectively, of the accompanying prospectus.

     The Common Securities

     Morgan Stanley will acquire all of the common securities of Morgan Stanley Trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of Morgan Stanley Trust. Except as described under "Ranking" below, the common securities will rank equal to the capital securities in priority of payment. Normally, the common securities will have sole voting power on matters to be voted upon by Morgan Stanley Trust's security holders.

     The Junior Subordinated Debentures

     Morgan Stanley Trust will purchase the junior subordinated debentures from Morgan Stanley with the proceeds from the sale of its capital securities and its common securities. Morgan Stanley will issue the junior subordinated debentures under a junior subordinated debt indenture between Morgan Stanley and The Bank of New York, as indenture trustee. The junior subordinated debentures will:

     o have an aggregate principal amount equal to $592,783,525, which is the aggregate liquidation amount of the capital securities plus the capital contributed by Morgan Stanley for the common securities;

     o    bear interest at an annual rate of 6 1/4%;

     o pay interest quarterly, subject to the right of Morgan Stanley to defer interest payments for up to 20 consecutive quarters as described below; and

     o mature on April 1, 2033, although Morgan Stanley may redeem them earlier or accelerate or extend their maturity under the circumstances described below.

     The Guarantee of the Capital Securities

     Morgan Stanley will guarantee the capital securities on a limited basis under the guarantee.

     The guarantee requires Morgan Stanley to pay accumulated but unpaid distributions, redemption payments and liquidation payments on the capital securities on behalf of Morgan Stanley Trust only in an amount equal to the sum of the payments Morgan Stanley has made to Morgan Stanley Trust on the junior subordinated debentures. It does not, however, require Morgan Stanley to make payments on behalf of Morgan Stanley Trust if

Morgan Stanley Trust does not have sufficient funds to make payments on the capital securities because Morgan Stanley has not made payments on the junior subordinated debentures.

     Ranking

     The capital securities will generally rank equal to the common securities in priority of payment. Morgan Stanley Trust will make payments on the capital securities and the common securities based on a proportionate allocation of the payments it receives on the junior subordinated debentures. However, the capital securities will rank prior to the common securities as to payment if and so long as Morgan Stanley fails to pay any amounts under the junior subordinated debentures when due. For a more detailed explanation, see "Description of Capital Securities--Subordination of Common Securities" on page 8 of the accompanying prospectus.

     The junior subordinated debentures and the guarantee will be unsecured and will rank subordinate and junior in right of payment to all of Morgan Stanley's current and future senior indebtedness, liabilities and obligations, including senior subordinated debt of Morgan Stanley, and will be effectively subordinated to all indebtedness and other liabilities of its subsidiaries. For a more detailed explanation, see "Description of Junior Subordinated Debentures" on page 14 of the accompanying prospectus and "Description of Guarantees--Status of the Guarantees" on page 26 of the accompanying prospectus.

     Deferral of Distributions

     Unless there is an event of default under the junior subordinated debentures, Morgan Stanley can defer interest payments on the junior subordinated debentures during any period of up to 20 consecutive quarters, but not beyond their maturity date. After Morgan Stanley makes all interest payments that it has deferred, including accrued interest on the deferred payments, Morgan Stanley can again defer interest payments during new periods of up to 20 consecutive quarters as long as Morgan Stanley adheres to the same requirements.

     If Morgan Stanley defers interest payments on the junior subordinated debentures, Morgan Stanley Trust will defer distributions on the capital securities. During any deferral period, distributions will continue to accumulate on the capital securities at an annual rate of 6 1/4% of the liquidation amount of $25 per capital security. Also, the deferred distributions will accrue additional distributions, as permitted by applicable law, at an annual rate of 6 1/4%, compounded quarterly.

     While Morgan Stanley defers interest payments on the junior subordinated debentures, Morgan Stanley will generally not be permitted to:

     o declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of its capital stock; or

     o make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem debt securities of Morgan Stanley that rank equal or junior to the junior subordinated debentures.

     If Morgan Stanley defers payments of interest on the junior subordinated debentures, the capital securities would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means that you would be required to include accrued interest in your income for United States federal income tax purposes before you receive any cash distributions. Please see "United States Federal Income Tax Consequences" on page S-36 for a more complete discussion.

     Redemption of Capital Securities and the Junior Subordinated Debentures

     Morgan Stanley Trust will redeem all of the outstanding capital securities and common securities when Morgan Stanley redeems the junior subordinated debentures or repays the junior subordinated debentures at maturity on April 1, 2033, which date may be accelerated under the limited circumstances described under "Conditional Right to Shorten Maturity" below or extended as described under "Option to Extend Maturity Date" below. If Morgan Stanley redeems any junior subordinated debentures before their maturity, Morgan Stanley Trust will use the cash it receives from the redemption to redeem capital securities and common securities.

     Except as described above under "Ranking," the aggregate liquidation amount of capital and common securities to be redeemed will be allocated approximately 97% to the capital securities and approximately 3% to the common securities.

     Morgan Stanley can redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued interest to the date of redemption:

     o on or after April 21, 2008, in whole or in part, on one or more occasions, at any time; and

     o before April 21, 2008, in whole only and only if adverse changes in tax or investment company law described on pages S-17 and S-18, respectively, occur and are continuing.

     Distribution of the Junior Subordinated Debentures

     Morgan Stanley has the right to terminate Morgan Stanley Trust at any time. If Morgan Stanley decides to exercise its right to terminate Morgan Stanley Trust, Morgan Stanley Trust will distribute approximately 97% of the junior subordinated debentures to holders of the capital securities and approximately 3% to the holders of the common securities. However, if an event of default has occurred with respect to the junior subordinated debentures, holders of capital securities will have priority over holders of common securities as described under "Ranking" above. If the junior subordinated debentures are distributed, Morgan Stanley will use its reasonable best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed.

     Conditional Right to Shorten Maturity

     If adverse changes in tax law described on page S-17 occur, Morgan Stanley will have the right, prior to the termination of Morgan Stanley Trust, to shorten the maturity of the junior subordinated debentures. Morgan Stanley may only shorten the maturity to the extent necessary so that the interest paid on the junior subordinated debentures will continue to be tax deductible by Morgan Stanley. The shortened term of the junior subordinated debentures may not be less than 15 years from the date of their original issuance.

     Option to Extend Maturity Date

     Morgan Stanley can extend the maturity of the junior subordinated debentures to a date no later than April 1, 2052, so long as at the time such election is made and at the time such extension commences:

     o no event of default under the junior subordinated debentures has occurred and is continuing;

     o Morgan Stanley Trust is not in arrears on payments of distributions on the capital securities and no deferred distributions on the capital securities have accumulated; and

     o the junior subordinated debentures are and after such extension will be rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

     Use of Proceeds

     Morgan Stanley Trust will invest all of the proceeds from the sale of the capital securities in the junior subordinated debentures. Morgan Stanley intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include additions to working capital, the repurchase of outstanding common stock and the repayment of indebtedness.

     Listing of the Capital Securities

     Morgan Stanley will apply to list the capital securities on the New York Stock Exchange for trading within 30 days after they are first issued. No assurance can be given, however, that the New York Stock Exchange will approve the capital securities for listing. You should be aware that the listing of the capital securities will not necessarily ensure that a liquid trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

     Risk Factors

     Your investment in the capital securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled "Risk Factors," and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the capital securities is suitable for you.

     Form of Capital Securities

     The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company ("DTC") or its nominee. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities.

                                 RISK FACTORS

     An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following matters before purchasing any capital securities.

     Because Morgan Stanley Trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because Morgan Stanley Trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantee.

Holders of Morgan Stanley's Senior Indebtedness Will Get Paid Before Morgan Stanley Trust Will Get Paid Under the Junior Subordinated Debentures and Before You Will Get Paid Under the Guarantee

     Morgan Stanley's obligations under the junior subordinated debentures and the guarantee are unsecured and will rank in priority of payment junior to all of Morgan Stanley's current and future senior indebtedness, liabilities and obligations, including the senior subordinated debentures of Morgan Stanley. As of February 28, 2003, there was approximately $103.6 billion of outstanding senior indebtedness of Morgan Stanley (including senior indebtedness consisting of guaranteed obligations of the indebtedness of subsidiaries).

     Morgan Stanley's obligations under the junior subordinated debentures and the guarantee will also be effectively subordinated to all current and future indebtedness and other liabilities of its subsidiaries.

     The capital securities, the junior subordinated debentures and the guarantee do not limit the ability of Morgan Stanley or any of its subsidiaries to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debentures and the guarantee. As of the date of this prospectus supplement, Morgan Stanley has completed offerings of three additional tranches of senior debt since February 28, 2003 with aggregate principal amounts of approximately $750,000,000, (euro)300,000,000 and $1,350,000,000. For more information on the ranking of Morgan Stanley's obligations under the junior subordinated debentures and the guarantee, see "Description of Junior Subordinated Debentures" on page 14 of the accompanying prospectus and "Description of Guarantees--Status of the Guarantees" on page 26 of the accompanying prospectus.

If Morgan Stanley Does Not Make Payments on the Junior Subordinated Debentures, Morgan Stanley Trust Will Not Be Able to Pay Distributions on the Capital Securities and the Guarantee Will Not Apply

     The ability of Morgan Stanley Trust to pay distributions on the capital securities and the liquidation amount of $25 per capital security in a timely manner depends solely upon Morgan Stanley's making the related payments on the junior subordinated debentures when due. If Morgan Stanley defaults on its obligation to pay the principal of or interest on the junior subordinated debentures, Morgan Stanley Trust will not have sufficient funds to pay distributions on, or the $25 liquidation amount per security of, the capital securities.

     In that case, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee only applies if Morgan Stanley makes the corresponding payment of principal of or interest on the junior subordinated debentures. Instead, you or the property trustee will have to bring a legal action against Morgan Stanley to enforce the property trustee's rights under the indenture relating to the junior subordinated debentures.

     See "You May Not Be Able to Enforce Your Rights Against Morgan Stanley Directly If an Event of Default Occurs; You May Have to Rely on the Property Trustee to Enforce Your Rights" immediately below for more information on how to bring a legal action against Morgan Stanley.

You May Not Be Able to Enforce Your Rights Against Morgan Stanley Directly If an Event of Default Occurs; You May Have to Rely on the Property Trustee to Enforce Your Rights

     You will not always be able to directly enforce your rights against Morgan Stanley if an event of default occurs.

     If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against Morgan Stanley.

     You may bring a legal action against Morgan Stanley directly only if the event of default under the trust agreement occurs because of Morgan Stanley's failure to pay when due interest on, or the principal of, the junior subordinated debentures.

     See "Description of Junior Subordinated Debentures--Events of Default and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley" on page S-33.

Distributions on the Capital Securities Could Be Deferred; You May Have to Include Interest in Your Taxable Income Before You Receive Cash

     As long as Morgan Stanley is not in default under the junior subordinated debentures, it may defer interest payments on the junior subordinated debentures one or more times. Each deferral period may last for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. During a deferral period, Morgan Stanley Trust would defer distributions on the capital securities in a corresponding amount.

     If Morgan Stanley defers interest payments on the junior subordinated debentures and Morgan Stanley Trust defers distributions on the capital securities, you will have to accrue interest income as original issue discount for United States federal income tax purposes on your proportionate share of the deferred interest on the junior subordinated debentures held by Morgan Stanley Trust. As a result, you would have to include that accrued interest in your gross income for United States federal income tax purposes before you actually receive any cash attributable to that income. You will also not receive the cash distribution related to any accrued and unpaid interest from Morgan Stanley Trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid.

     Morgan Stanley has no current intention of exercising its right to defer payments of interest on the junior subordinated debentures. However, if Morgan Stanley exercises this right, the market price of the capital securities may be adversely affected. If you sell your capital securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the capital securities. In addition, because of Morgan Stanley's right to defer interest payments, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

     See "Description of Capital Securities--Deferral of Distributions" on page S-16, "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" on page S-27, and "United States Federal Income Tax Consequences--U.S. Holders--Interest Income and Original Issue Discount" and "--Sales of Capital Securities" on pages S-37 and S-39, respectively, for more information regarding the interest payment deferral option.

The Capital Securities May Be Redeemed Prior to Maturity; You May Be Taxed on the Proceeds and You May Not Be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return

     If adverse changes in the tax laws or investment company law discussed on pages S-17 and S-18, respectively, occur and are continuing, Morgan Stanley may redeem the junior subordinated debentures in whole, but not in part, within 90 days following the occurrence of the event. Morgan Stanley may also redeem the capital securities at its option in whole or in part on one or more occasions at any time on or after April 21, 2008.

     If the junior subordinated debentures are redeemed, the capital securities will be redeemed at a redemption price equal to the $25 liquidation amount per capital security plus accumulated but unpaid distributions to the redemption date. Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you.

     In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the capital securities.

     See "Description of Junior Subordinated Debentures--Redemption" on page S-28 and "Description of Capital Securities-- Redemption" on page S-17 and "--Liquidation Distribution upon Dissolution" on page S-19 for more information on redemption of the junior subordinated debentures.

Morgan Stanley Trust May Distribute the Junior Subordinated Debentures to the Holders of the Capital Securities, and the Junior Subordinated Debentures May Trade at a Price that Is Lower than the Price You Paid for the Capital Securities

     If Morgan Stanley dissolves Morgan Stanley Trust before the maturity of the junior subordinated debentures, the property trustee will distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of Morgan Stanley Trust.

     No one can accurately predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the capital securities.

     Although Morgan Stanley has agreed to use its reasonable best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed, Morgan Stanley cannot assure you that the New York Stock Exchange will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.

     Under current United States federal income tax law, the distribution of junior subordinated debentures upon the termination of Morgan Stanley Trust would generally not be taxable to you. If, however, Morgan Stanley Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

     Please see "Description of Capital Securities--Liquidation Distribution upon Dissolution" on page S-19 for more information.

Morgan Stanley May Shorten the Maturity of the Junior Subordinated Debentures, Which Will Result in Early Redemption of the Capital Securities; You May Be Taxed on the Proceeds and You May Not Be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return

     Upon the occurrence and continuation of adverse tax events as explained in "Description of Junior Subordinated Debentures--Option to Accelerate the Maturity Date" on page S-29, Morgan Stanley may, instead of redeeming the junior subordinated debentures, shorten the stated maturity of the junior subordinated debentures to a date not less than 15 years from the date of original issuance. In that event, the mandatory redemption date for the capital securities will be correspondingly shortened.

     Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you.

     In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the capital securities.

Morgan Stanley May Extend the Maturity of the Junior Subordinated Debentures, Which Will Delay the Mandatory Redemption Date for the Capital Securities by up to 19 Years

     Morgan Stanley can extend the maturity of the junior subordinated debentures to a date no later than April 1, 2052, so long as at the time such election is made and at the time such extension commences:

     o no event of default under the junior subordinated debentures has occurred and is continuing,

     o Morgan Stanley Trust is not in arrears on payments of distributions on the capital securities and no deferred distributions on the capital securities have accumulated, and

     o the junior subordinated debentures are and after such extension will be rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

If You Sell Your Capital Securities Before the Record Date for a Distribution Payment, You Will Have to Include Accrued but Unpaid Distributions in Your Taxable Income

     The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures.

     If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debentures through the date of your disposition.

     Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. The amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

     See "United States Federal Income Tax Consequences--U.S. Holders--Sales of Capital Securities" on page S-39 for more information.

Morgan Stanley Generally Will Control Morgan Stanley Trust Because Your Voting Rights Are Very Limited; Your Interests May Not Be the Same as Morgan Stanley's Interests

     You will have limited voting rights. For example, you may not elect or remove any trustees, except when there is a default under the junior subordinated debentures. In general, only Morgan Stanley, as the sole holder of the common securities of Morgan Stanley Trust, can replace or remove any of the trustees of Morgan Stanley Trust.

     Morgan Stanley and the administrators of Morgan Stanley Trust, who are employees or officers of Morgan Stanley or its affiliates, may amend the trust agreement without the consent of holders of capital securities as described under "Description of Capital Securities--Voting Rights; Amendment of Trust Agreements" on page 11 of the accompanying prospectus.

An Active Trading Market for the Capital Securities May Not Develop

     The capital securities constitute a new issue of securities with no established trading market. Although application will be made to list the capital securities on the New York Stock Exchange, no assurance can be given that the capital securities will be approved for listing. If approved for listing, listing does not guarantee that a trading market for the capital securities will develop or, if a trading market for the capital securities does develop, the depth of that market or the ability of holders to sell their capital securities easily.


                        MORGAN STANLEY CAPITAL TRUST IV

     Morgan Stanley Trust is a statutory trust formed under Delaware law by:

     o the execution of a trust agreement by Morgan Stanley, as depositor, and the trustees of Morgan Stanley Trust; and

     o the filing of a certificate of trust with the Secretary of State of the State of Delaware.

     The capital securities offered hereby will constitute all of the capital securities of Morgan Stanley Trust. Morgan Stanley, or one of its affiliates, will acquire all of the common securities of Morgan Stanley Trust, which have an aggregate liquidation amount equal to at least 3% of the total capital of Morgan Stanley Trust.

     Morgan Stanley has agreed to pay all fees and expenses related to Morgan Stanley Trust and the offering of the common securities and the capital securities.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Morgan Stanley's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

                                    (Unaudited)
                                    Three Months
                                        Ended                                        Fiscal Year
                                 -----------------   -----------------------------------------------------------------------------
                                 February 28, 2003        2002           2001            2000            1999            1998
                                 -----------------   -------------- -------------- ---------------- -------------- ---------------
  Ratio of earnings
     to fixed charges.......            1.5               1.4             1.3            1.5             1.6             1.4
  Ratio of earnings to
     fixed charges and
     preferred stock
     dividends..............            1.5               1.4             1.3            1.5             1.6             1.4


     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

     o    income before income taxes; and

     o    fixed charges;

     less:

     o    dividends on preferred securities subject to mandatory redemption.

     Income before income taxes for fiscal 2001 does not include an extraordinary item or cumulative effect of accounting change. Income before income taxes for fiscal 1998 does not include a cumulative effect of accounting change.

     For purposes of calculating both ratios, fixed charges are the sum of:

     o    interest cost, including interest on deposits;

     o    dividends on preferred securities subject to mandatory redemption;
          and

     o that portion of rent expense estimated to be representative of the interest factor.

     Additionally, for purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends are included in the denominator of the ratio on a pre-tax basis. Distributions on capital securities issued by MSDW Capital Trust I, Morgan Stanley Capital Trust II and Morgan Stanley Capital Trust III are included in fixed charges as interest expense, not as preferred stock dividends.

                             ACCOUNTING TREATMENT

     For financial reporting purposes, Morgan Stanley will treat Morgan Stanley Trust as a subsidiary. Accordingly, Morgan Stanley will include the accounts of Morgan Stanley Trust in its consolidated financial statements. Morgan Stanley will include the capital securities in its consolidated balance sheet, and will include appropriate disclosures about the capital securities, the guarantee and the junior subordinated debentures in the notes to the consolidated financial statements. For financial reporting purposes, Morgan Stanley will record distributions on the capital securities in its consolidated statements of income.

                       DESCRIPTION OF CAPITAL SECURITIES

     The following, together with "Description of Capital Securities" on page 7 of the accompanying prospectus, is a description of the material terms of the capital securities. You should also read the trust agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. A form of the trust agreement is on file at the Securities and Exchange Commission (the "SEC") as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

     Morgan Stanley Trust will issue the capital securities under the terms of the trust agreement. The trust agreement is qualified under the Trust Indenture Act. The Bank of New York will act as the property trustee for purposes of complying with the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and the Delaware Statutory Trust Act and those made part of the trust agreement by the Trust Indenture Act.

General

     The capital securities will be limited to $575,000,000 aggregate liquidation amount outstanding, or $661,250,000 aggregate liquidation amount if the underwriters purchase all the additional capital securities they are entitled to purchase pursuant to their over-allotment option. The capital securities will rank equal to, and payments will be made on the capital securities on a proportional basis with, the common securities. However, the capital securities will rank prior to the common securities as to payment if and so long as Morgan Stanley fails to pay amounts under the junior subordinated debentures when due as described under "Description of Capital Securities--Subordination of Common Securities" on page 8 of the accompanying prospectus. The trust agreement does not permit Morgan Stanley Trust to issue any securities other than the common securities and the capital securities or to incur any indebtedness.

     Morgan Stanley will register the junior subordinated debentures in the name of Morgan Stanley Capital Trust IV. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities.

Distributions

     Distributions on the capital securities will be fixed at an annual rate of 6 1/4% of the stated liquidation amount of $25 per capital security, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning July 1, 2003. If Morgan Stanley Trust is terminated and its assets distributed, for each capital security you own, you are entitled to receive the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of Morgan Stanley Trust available for distribution, after it has paid liabilities owed to its creditors. Distributions to which holders of the capital securities are entitled and that are past due will accumulate additional distributions at an annual rate of 6 1/4% of the unpaid distributions, compounded quarterly. The term "distribution" includes any additional distributions payable unless otherwise stated.

     The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. The amount of distributions payable for any full distribution period will be computed by dividing the rate per annum by four.

     Distributions on the capital securities:

     o    will be cumulative;

     o will accumulate from April 21, 2003, the date of initial issuance of the capital securities; and

     o will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning July 1, 2003 and will be payable to the holder of record, as described below.

     Funds available for distribution will be limited to payments received from Morgan Stanley on the junior subordinated debentures.

Payment of Distributions

     Morgan Stanley Trust will pay distributions on the capital securities to DTC, which will credit the relevant accounts at DTC on the applicable payment dates, or if DTC does not then hold the capital securities, Morgan Stanley Trust will make the payments by check mailed to the addresses of the holders as such addresses appear on the books and records of Morgan Stanley Trust on the relevant record dates. However, a holder of $1 million or more in aggregate liquidation amount of capital securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to Morgan Stanley Trust not later than 15 calendar days prior to the date on which the distribution is payable. The record dates will be the 15th calendar day, whether or not a business day, before the relevant payment date.

     Morgan Stanley Trust will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debentures in the payment account for the benefit of the holders of the capital securities and the common securities.

     If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay, with the same force and effect as if made on the payment date.

     A business day is a day other than (a) a Saturday or Sunday, and (b) a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to close.

Deferral of Distributions

     As long as there is no event of default under the junior subordinated debentures, Morgan Stanley has the right to defer payments of interest on the junior subordinated debentures at any time and from time to time by extending the interest payment period for a period (an "extension period") of up to 20 consecutive quarters, but not beyond the maturity of the junior subordinated debentures.

     As a consequence, during an extension period, Morgan Stanley Trust will defer payment of the quarterly distributions on the capital securities. The accumulated but unpaid distributions will continue to accumulate additional distributions, as permitted by applicable law, at an annual rate of 6 1/4%, compounded quarterly, during the extension period.

     While Morgan Stanley defers interest payments on the junior subordinated debentures, it will be restricted from (a) declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment on, any shares of its capital stock and (b) making payments on or repaying, repurchasing or redeeming any of its debt securities that rank equal or junior to the junior subordinated debentures. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "--Restrictions on Certain Payments; Certain Covenants of Morgan Stanley" on pages S-27 and S-29, respectively, for more information regarding these restrictions and the applicable exceptions.

     If Morgan Stanley Trust defers distributions, the deferred distributions, including accumulated additional distributions, will be paid on the distribution payment date following the last day of the extension period to the holders on the record date for that distribution payment date. Upon termination of an extension period and payment of all amounts due on the capital securities, Morgan Stanley may elect to begin a new extension period, subject to the above conditions.

     Morgan Stanley has no current intention of deferring payments of interest by extending the interest payment period on the junior subordinated debentures.

Redemption

     When Morgan Stanley repays or redeems the junior subordinated debentures, whether at maturity or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem capital securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated debentures being repaid or redeemed. The redemption price per security will equal the $25 liquidation amount, plus accumulated but unpaid distributions to the redemption date.

     If less than all of the junior subordinated debentures are to be repaid or redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed will be allocated approximately 3% to the common securities and 97% to the capital securities, except in the case of an event of default as a result of any failure by Morgan Stanley to pay any amounts under the junior subordinated debentures when due. See "Description of Capital Securities--Subordination of Common Securities" on page 8 of the accompanying prospectus.

     Morgan Stanley will have the right to redeem the junior subordinated debentures:

     o on or after April 21, 2008, in whole or in part, on one or more occasions, at any time; and

     o before April 21, 2008, in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event or an investment company event, each as defined below.

     A redemption of the junior subordinated debentures will cause a mandatory redemption of the capital securities and the common securities. See "Description of Junior Subordinated Debentures--Redemption" on page S-28.

     "Tax event" means the receipt by Morgan Stanley Trust of an opinion of counsel experienced in such matters, who is not an officer or employee of Morgan Stanley or any of its affiliates, to the effect that as a result of:

     o any amendment to, or change, including any announced prospective change, in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority affecting taxation which is effective on or after the date of this prospectus supplement; or

     o any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations which is announced on or after the date of this prospectus supplement;

there is more than an insubstantial risk that:

     (1) Morgan Stanley Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

     (2) interest payable by Morgan Stanley to Morgan Stanley Trust on the junior subordinated debentures is not, or will not be within 90 days of the delivery of the opinion of counsel, deductible by Morgan Stanley, in whole or in part, for United States federal income tax purposes; or

     (3) Morgan Stanley Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than a de minimis amount of taxes, duties or other governmental charges.

     If a tax event has occurred and is continuing and Morgan Stanley Trust is the holder of all the junior subordinated debentures, Morgan Stanley will pay any additional sums required so that distributions on the capital securities will not be reduced by any additional taxes, duties or other governmental charges payable by Morgan Stanley Trust as a result of the tax event. See "Description of Junior Subordinated Debentures--Additional Sums" on page S-28.

     "Investment company event" means the receipt by Morgan Stanley Trust of an opinion of counsel to Morgan Stanley experienced in such matters, who is not an officer or employee of Morgan Stanley or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Morgan Stanley Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of this prospectus supplement.

Redemption Procedures

     Morgan Stanley Trust may redeem capital securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

     The property trustee will mail written notice of the redemption of the capital securities to the registered holders at least 30 but not more than 60 days before the date fixed for redemption. If Morgan Stanley Trust gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for capital securities held in book-entry form:

     o irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

     o give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

     With respect to capital securities not held in book-entry form, if funds are available for payment, the property trustee will:

     o irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

     o give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of capital securities upon surrender of their certificates evidencing the capital securities.

     Notwithstanding the above, distributions payable on or prior to the date of redemption for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates.

     Once notice of redemption is given and funds are deposited, then all rights of the holders of the capital securities called for redemption will terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If notice of redemption is given and funds deposited as required, the capital securities then will cease to be outstanding.

     If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay.

     If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid either by Morgan Stanley Trust or by Morgan Stanley under the guarantee, then distributions on those capital securities will continue to accumulate at the then applicable rate, from the date of redemption to the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to the above and applicable law, including United States federal securities laws, Morgan Stanley or its affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement, and may resell capital securities.

     If less than all the capital securities and common securities are redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed normally will be allocated approximately 3% to the common securities and 97% to the capital securities. However, if an event of default has occurred as a result of any failure by Morgan Stanley to pay any amounts under the junior subordinated debentures when due, holders of the capital securities will be paid in full before any payments are made to holders of the common securities. See "Description of Capital Securities--Subordination of Common Securities" on page 8 of the accompanying prospectus for a more complete discussion. The property trustee will select the particular capital securities to be redeemed on the pro rata basis described above not more than 60 days prior to the date of redemption by any method the property trustee deems fair and appropriate or, if the capital securities are then held in book-entry form, in accordance with DTC's customary procedures.

Liquidation Distribution upon Dissolution

     The amount payable on the capital securities in the event of any liquidation of Morgan Stanley Trust is the liquidation amount of $25 per capital security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of junior subordinated debentures.

     Morgan Stanley can at any time dissolve Morgan Stanley Trust. If Morgan Stanley Trust dissolves and it has paid the liabilities owed to its creditors, the junior subordinated debentures may be distributed to the holders of the capital securities and common securities.

     The trust agreement states that Morgan Stanley Trust will dissolve automatically on April 1, 2053 or earlier upon:

     (1)  the bankruptcy, dissolution or liquidation of Morgan Stanley;

     (2) the distribution of junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders to whom the junior subordinated debentures are distributed, if Morgan Stanley has given written direction to the property trustee to dissolve Morgan Stanley Trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of Morgan Stanley;

     (3) the redemption of all the capital securities in connection with the redemption of all the junior subordinated debentures or the maturity of the junior subordinated debentures; or

     (4) the entry of an order for the dissolution of Morgan Stanley Trust by a court of competent jurisdiction.

     If Morgan Stanley Trust dissolves as described in clauses (1), (2) or (4) above, after Morgan Stanley Trust pays all amounts owed to creditors, holders of the capital securities and the common securities will be entitled to receive:

     o junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders; or, if this is not practical,

     o a cash amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accumulated but unpaid distributions to the date of payment.

     If Morgan Stanley Trust cannot pay the full amount due on the capital securities and the common securities because it has insufficient assets for payment, then the amounts Morgan Stanley Trust owes on the capital securities will be proportionately allocated. The holders of the common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the capital securities, except that if an event of default under the junior subordinated debentures has occurred and is continuing as a result of any failure by Morgan Stanley to pay any amounts in respect of the junior subordinated debentures when due, Morgan Stanley Trust will pay the total amounts due on the capital securities before making any distribution on the common securities. See "Description of Capital Securities--Subordination of Common Securities" on page 8 of the accompanying prospectus.

     After the liquidation date is fixed for any distribution of junior subordinated debentures, upon dissolution of Morgan Stanley Trust:

     o the capital securities and the common securities will no longer be deemed to be outstanding;

     o DTC or its nominee, as the registered holder of capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon distribution with respect to capital securities held by DTC or its nominee; and

     o any certificates representing capital securities will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the liquidation amount of the capital securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on the capital securities, until the holder of those certificates presents them to the security registrar for the capital securities for transfer or reissuance.

The Capital Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC

     DTC will act as securities depositary for the capital securities. Morgan Stanley Trust will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of capital securities. Morgan Stanley Trust will deposit these certificates with DTC or a custodian appointed by DTC. Morgan Stanley Trust will not issue certificates to you for the capital securities that you purchase, unless DTC's services are discontinued as described below.

     Investors may elect to hold interests in the capital securities represented by the registered global securities held by DTC through Clearstream Banking, societe anonyme ("Clearstream"), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear operator"), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system.

     Title to book-entry interests in the capital securities will pass by book-entry registration of the transfer within the records of Clearstream, the Euroclear operator or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream and within the Euroclear System and between Clearstream and the Euroclear System in accordance with procedures established for these purposes by Clearstream and the Euroclear operator. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the securities among Clearstream and the Euroclear operator and DTC may be effected in accordance with procedures established for this purpose by Clearstream, the Euroclear operator and DTC.

     Each person owning a beneficial interest in the capital securities must rely on the procedures of DTC, Clearstream and the Euroclear operator, as the case may be, and the participant through which such person owns its interest to exercise its rights as a holder of the capital securities.

     DTC has provided Morgan Stanley Trust and Morgan Stanley with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

     When you purchase capital securities within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the capital securities on DTC's records. You, as the actual owner of the capital securities, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts capital securities are credited.

     You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

     Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

     The laws of some states may require that specified purchasers of securities take physical delivery of the capital securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the capital securities.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Morgan Stanley Trust and Morgan Stanley understand that, under DTC's existing practices, in the event that Morgan Stanley Trust or Morgan Stanley requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debentures, DTC would authorize the Direct Participants holding the relevant beneficial interests to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The property trustee, on behalf of Morgan Stanley Trust, will send redemption notices to Cede & Co. If less than all of the capital securities are being redeemed, DTC will reduce each Direct Participant's holdings of capital securities in accordance with its procedures.

     In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to capital securities. Under its usual procedures, DTC would mail an omnibus proxy to Morgan Stanley Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

     The property trustee, on behalf of Morgan Stanley Trust, will make distributions on the capital securities directly to DTC. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

     Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, Morgan Stanley, Morgan Stanley Trust, the trustees, the paying agent or any other agent of Morgan Stanley or Morgan Stanley Trust.

     DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to Morgan Stanley Trust. Additionally, Morgan Stanley may decide to discontinue the book-entry only system of transfers with respect to the capital securities. In that event, Morgan Stanley Trust will print and deliver certificates for the capital securities. If DTC notifies Morgan Stanley Trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Morgan Stanley Trust within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, Morgan Stanley Trust will issue the capital securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Morgan Stanley Trust and Morgan Stanley obtained the information in this section concerning DTC and DTC's book-entry system from sources that Morgan Stanley Trust and Morgan Stanley believe to be reliable, but take no responsibility for the accuracy of the information.

     Global Clearance and Settlement Procedures. Initial settlement for the capital securities will be made in immediately available funds. Secondary market trading between DTC's participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

     Because of time-zone differences, credits of interests in the securities received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream customers or Euroclear participants on the business day following the DTC settlement date. Cash received in Clearstream or the Euroclear System as a result of sales of interests in the securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

     Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers, "Clearstream customers," and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream provides to Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer. Clearstream has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream and the Euroclear operator.

     Distributions with respect to the securities held through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

     Euroclear. The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

     The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

     Non-participants of Euroclear may acquire, hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to the securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

     Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

     Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

     Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

     The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

     The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

     Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The following, together with the description applicable to junior subordinated debt securities under "Description of Junior Subordinated Debentures" on page 14 of the accompanying prospectus, describes material terms of the junior subordinated debentures. You should also read the junior subordinated debt indenture, dated as of March 1, 1998, between Morgan Stanley and The Bank of New York, as indenture trustee, and the Trust Indenture Act. The junior subordinated debt indenture is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

     Under circumstances involving the dissolution of Morgan Stanley Trust, Morgan Stanley Trust may distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of Morgan Stanley Trust. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" on page S-19. If the junior subordinated debentures are distributed to the holders of capital securities, Morgan Stanley will use its reasonable best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or with another organization on which the capital securities are then listed.

General

     The junior subordinated debentures are unsecured, subordinated obligations of Morgan Stanley. The junior subordinated debentures to be acquired by Morgan Stanley Trust will be limited in aggregate principal amount to $592,783,525, or $681,701,075 aggregate principal amount if the underwriters purchase all the additional capital securities they are entitled to purchase pursuant to their over-allotment option. The amount will be limited to the sum of:

     o the aggregate stated liquidation amount of the capital securities issued by Morgan Stanley Trust; and

     o the amount of capital contributed by Morgan Stanley to Morgan Stanley Trust in exchange for the common securities.

     The junior subordinated debentures will rank equal to the junior subordinated debentures issued by Morgan Stanley and sold to MSDW Capital Trust I, Morgan Stanley Capital Trust II and Morgan Stanley Capital Trust III and Morgan Stanley's guarantees of the capital securities issued by MSDW Capital Trust I, Morgan Stanley Capital Trust II and Morgan Stanley Capital Trust III and to be issued by Morgan Stanley Capital Trust IV. For information on the subordination of the junior subordinated debentures, see "Description of Junior Subordinated Debentures" on page 14 of the accompanying prospectus.

     The entire principal amount of the junior subordinated debentures will become due and payable, with any accrued and unpaid interest thereon, on April 1, 2033 or earlier, in the case of an acceleration of the maturity date, or later, in the case of an extension of the maturity date, as described below.

     The provisions of the junior subordinated debt indenture described in the accompanying prospectus relating to discharge, defeasance and covenant defeasance will not apply to the junior subordinated debentures. See "Description of Junior Subordinated Debentures--Discharge, Defeasance and Covenant Defeasance" on page 20 of the accompanying prospectus.

Interest

     The junior subordinated debentures will bear interest at an annual rate of 6 1/4%, from and including April 21, 2003 until the principal becomes due and payable. Interest is payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning July 1, 2003. Interest payments not paid when due will accrue, as permitted by applicable law, additional interest, compounded quarterly, at the annual rate of 6 1/4%. Morgan Stanley will pay interest on the junior subordinated debentures to holders as they appear on the books and records of the property trustee on the relevant record date. The record date will be 15 calendar days, whether or not a business day, before the relevant payment dates.

     The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four.

     If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest at the rate per annum of 6 1/4%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used in this prospectus supplement and the accompanying prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date, compounded interest and additional sums, as applicable.

     The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the capital securities. See "Description of Capital Securities--Payment of Distributions" on page S-16.

Option to Extend Interest Payment Period

     As long as Morgan Stanley is not in default on the payment of interest on the junior subordinated debentures, Morgan Stanley has the right, at any time and from time to time, to defer payments of interest for a period (an "extension period") of up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, or holders of capital securities while outstanding, will be required to accrue interest income for United States federal income tax purposes. See "United States Federal Income Tax Consequences--U.S. Holders--Interest Income and Original Issue Discount" on page S-37 for further information on United States federal income tax consequences. On the interest payment date following the last day of any extension period, Morgan Stanley will pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law ("compounded interest"), compounded quarterly, at the annual rate of 6 1/4% plus any additional sums, as described on page S-28 below.

     During an extension period, Morgan Stanley is subject to restrictions, as described below under "--Restrictions on Certain Payments; Certain Covenants of Morgan Stanley."

     Before termination of any extension period, Morgan Stanley may further extend the payments of interest. However, no extension period, including all previous and further extensions, may exceed 20 consecutive quarters or extend beyond the maturity of the junior subordinated debentures. If the maturity of the junior subordinated debentures is advanced to a date before the end of an extension period, the extension period will end on that date or an earlier date determined by Morgan Stanley. If any junior subordinated debentures are called for redemption before the end of an extension period, the extension period will end on that redemption date or an earlier date as determined by Morgan Stanley. After the termination of any extension period and the payment of all amounts due, Morgan Stanley may begin a new extension period, as described above. There is no limitation on the number of times Morgan Stanley may elect to begin an extension period. Interest will not be payable during an extension period, only at the end of the extension period. Morgan Stanley may, however, prepay at any time all or any portion of the interest accrued during an extension period.

     If the property trustee is the sole holder of the junior subordinated debentures, Morgan Stanley will give the property trustee and the Delaware trustee written notice of its selection of an extension period at least 30 calendar days before the next succeeding date on which the distributions on the capital securities are payable. The property trustee will give notice of Morgan Stanley's selection of an extension period to the holders of the capital securities.

     If the property trustee is not the sole holder, or is not itself the holder, of the junior subordinated debentures, Morgan Stanley will give the holders of the junior subordinated debentures and the property trustee written notice of its selection of an extension period at least 10 business days before the earlier of:

     o    the next interest payment date; and

     o the date Morgan Stanley is required to give notice to holders of the junior subordinated debentures of the record or payment date for the related interest payment.

     Morgan Stanley has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

Additional Sums

     If, at any time while the property trustee is the holder of the junior subordinated debentures, Morgan Stanley Trust is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, Morgan Stanley will pay as additional interest on the junior subordinated debentures any additional amounts ("additional sums") that are required so that the distributions paid by Morgan Stanley Trust will not be reduced as a result of any of those taxes, duties or governmental charges.

Redemption

     Morgan Stanley has the right to redeem the junior subordinated debentures:

     o on or after April 21, 2008, in whole or in part, on one or more occasions, at any time; or

     o before April 21, 2008, in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event or an investment company event (the "90-day period"), as described under "Description of Capital Securities--Redemption" on page S-17.

     In either case, the redemption price will equal 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, including any compounded interest and any additional sums, if any, to the date of redemption.

     Morgan Stanley's right to redeem the junior subordinated debentures due to a tax event or investment company event is subject to the condition that, if Morgan Stanley or Morgan Stanley Trust has the opportunity to eliminate, within the 90-day period, the tax event or investment company event by taking some ministerial action that will have no adverse effect on Morgan Stanley, Morgan Stanley Trust or the holders of the capital securities and the common securities and will involve no material cost, Morgan Stanley will pursue such measures in lieu of redemption. Morgan Stanley cannot redeem the junior subordinated debentures while either it or Morgan Stanley Trust is pursuing any ministerial action under the trust agreement as described above.

Option to Extend Maturity Date

     Morgan Stanley can extend the maturity of the junior subordinated debentures to a date no later than April 1, 2052, so long as at the time such election is made and at the time such extension commences:

     o No event of default under the junior subordinated debentures has occurred and is continuing;

     o Morgan Stanley Trust is not in arrears on payments of distributions on the capital securities and no deferred distributions on the capital securities have accumulated; and

     o the junior subordinated debentures are and after such extension will be rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

     In the event that Morgan Stanley elects to extend the maturity date of the junior subordinated debentures, it shall give notice to the indenture trustee, and the indenture trustee shall then give notice of such extension to the holders of the junior subordinated debentures no more than 90 and no less than 30 days prior to the effectiveness thereof.

Option to Accelerate the Maturity Date

     If a tax event occurs, Morgan Stanley will have the right, before a dissolution of Morgan Stanley Trust, to accelerate the maturity date of the junior subordinated debentures to the minimum extent required so that interest on the junior subordinated debentures will be tax deductible for Morgan Stanley for United States federal income tax purposes. In no event, however, may the resulting maturity of the junior subordinated debentures be less than 15 years from the date of original issuance.

     Morgan Stanley may accelerate the maturity only if it has received an opinion of counsel to Morgan Stanley experienced in such matters to the effect that:

     o after the acceleration, interest paid on the junior subordinated debentures will be deductible for United States federal income tax purposes; and

     o the acceleration will not cause a taxable event to holders of the capital securities.

     If there is an acceleration, Morgan Stanley will give notice to the indenture trustee of the acceleration. The indenture trustee will then give notice of the acceleration to the holders of the junior subordinated debentures between 30 and 60 days before the effectiveness of the acceleration.

Restrictions on Certain Payments; Certain Covenants of Morgan Stanley

     Morgan Stanley will not:

     o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of its capital stock; or

     o make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem debt securities of Morgan Stanley that rank equal or junior to the junior subordinated debentures, if at such time:

     o there has occurred any event (1) of which Morgan Stanley has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a default under the junior subordinated debentures and (2) that Morgan Stanley has not taken reasonable steps to cure;

     o the junior subordinated debentures are held by Morgan Stanley Trust and Morgan Stanley is in default with respect to its payment of any obligations under the guarantee; or

     o Morgan Stanley has given notice of its election of an extension period and has not rescinded this notice, or the extension period, or any extension thereof, is continuing.

     The restrictions listed above do not apply to:

     o repurchases, redemptions or other acquisitions of shares of capital stock of Morgan Stanley in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of capital stock of Morgan Stanley, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the extension period;

     o an exchange, redemption or conversion of any class or series of Morgan Stanley's capital stock, or any capital stock of a subsidiary of Morgan Stanley, for any class or series of Morgan Stanley's capital stock, or of any class or series of Morgan Stanley's indebtedness for any class or series of Morgan Stanley's capital stock;

     o the purchase of fractional interests in shares of Morgan Stanley's capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

     o any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant to the plan;

     o payments by Morgan Stanley under the guarantee of the capital securities; or

     o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

     In addition, as long as Morgan Stanley Trust holds any of the junior subordinated debentures, Morgan Stanley agrees:

     o to continue to hold, directly or indirectly, 100% of the common securities of Morgan Stanley Trust, provided that certain successors that are permitted under the junior subordinated debt indenture may succeed to Morgan Stanley's ownership of the common securities;

     o as holder of the common securities, not to voluntarily dissolve, windup or liquidate Morgan Stanley Trust, other than (1) as part of the distribution of the junior subordinated debentures to the holders of the capital securities in accordance with the terms of the capital securities or (2) as part of a merger, consolidation or amalgamation which is permitted under the trust agreement; and

     o to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause Morgan Stanley Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Registration, Denomination and Transfer

     Morgan Stanley will register the junior subordinated debentures in the name of Morgan Stanley Trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities. The junior subordinated debentures will be issued in denominations of $25 and integral multiples thereof.

     If the junior subordinated debentures are distributed to holders of capital securities, it is anticipated that DTC will act as securities depositary for the junior subordinated debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of Capital Securities--The Capital Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC" on page S-20.

     As of the date of this prospectus supplement, the description of DTC's book-entry system and DTC's practices as they relate to purchases of, transfers of, notices concerning and payments on the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC.

     A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than DTC or its nominee only if:

     o DTC notifies Morgan Stanley that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed;

     o DTC ceases to be a clearing agency registered under the Exchange Act at a time DTC is required to be so registered to act as depositary, and no successor depositary has been appointed; or

     o Morgan Stanley, in its sole discretion, determines that the global security shall be exchangeable for definitive certificates.

     Any global security that is exchangeable as described above will be exchangeable for junior subordinated debentures registered in the names DTC directs. Morgan Stanley expects that the instructions will be based upon directions received by DTC from its Direct Participants with respect to ownership of beneficial interests in the global security.

     If the junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount. However, payment of interest may be made at the option of Morgan Stanley by check mailed to the address of the holder entitled to the payment. Upon written request to the paying agent not less than 15 calendar days prior to the date on which interest is payable, a holder of $1 million or more in aggregate principal amount of junior subordinated debentures may receive payment of interest, other than payments of interest payable at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds.

     Junior subordinated debentures may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the securities registrar's office in New York, New York or the office of any transfer agent selected by Morgan Stanley without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated debt indenture. Morgan Stanley will appoint the indenture trustee as securities registrar under the junior subordinated debt indenture. Morgan Stanley may at any time designate additional transfer and paying agents with respect to the junior subordinated debentures.

     In the event of any redemption, Morgan Stanley and the indenture trustee will not be required to:

     o register the transfer of or exchange junior subordinated debentures during a period beginning 15 calendar days before the first mailing of the notice of redemption; or

     o register the transfer of or exchange any junior subordinated debentures selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion not to be redeemed.

     At the request of Morgan Stanley, funds deposited with the indenture trustee or any paying agent held for Morgan Stanley for the payment of principal, interest and premium, if any, on any junior subordinated debenture which remain unclaimed for two years after the principal, interest and premium, if any, has become payable will be repaid to Morgan Stanley and the holder of the junior subordinated debenture will, as a general unsecured creditor, look only to Morgan Stanley for payment thereof.

Modification of Indenture

     For a description of the provisions for modifying the junior subordinated debt indenture and the junior subordinated debentures, see "Description of Junior Subordinated Debentures--Modification of Indenture" on page 22 of the accompanying prospectus. In addition, if any of the capital securities are outstanding:

     o no modification may be made to the junior subordinated debt indenture that materially adversely affects the holders of the capital securities;

     o    no termination of the junior subordinated debt indenture may occur;
          and

     o no waiver of any event of default under the junior subordinated debentures or compliance with any covenant under the junior subordinated debt indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities unless and until the principal of and premium, if any, on the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

     In addition, if any of the capital securities are outstanding, all holders of the capital securities must consent if Morgan Stanley wants to amend the junior subordinated debt indenture to:

     o remove the rights of holders of capital securities to institute a direct action (as defined below);

     o remove any obligation to obtain the consent of holders of capital securities; or

     o change the percentage of holders of the capital securities required to amend or waive any provision of the junior subordinated debt indenture.

     So long as Morgan Stanley complies with the terms of the junior subordinated debentures and the junior subordinated debt indenture, Morgan Stanley may advance or extend the maturity date of and defer interest payable on the junior subordinated debentures, as described in this prospectus supplement, without the consent of Morgan Stanley Trust or the holders of the capital securities.

Events of Default and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley

     See "Description of Junior Subordinated Debentures--Events of Default" on page 18 of the accompanying prospectus for a description of:

     o    the events of default for the junior subordinated debentures; and

     o the actions that may be taken by the indenture trustee and the holders of junior subordinated debentures, including Morgan Stanley Trust, following an event of default.

     So long as Morgan Stanley Trust holds the junior subordinated debentures, the property trustee and the holders of the capital securities will have the following rights under the junior subordinated debt indenture upon the occurrence of an event of default:

     o the property trustee and the holders of not less than 25% in aggregate liquidation amount of the capital securities may declare the principal and interest accrued thereon of the junior subordinated debentures due and payable immediately;

     o if all defaults have been cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to annul a declaration by the indenture trustee, Morgan Stanley Trust or the holders of the capital securities that the principal of the junior subordinated debentures is due and payable immediately;

     o unless the default is cured, the consent of each holder of capital securities is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture; and

     o unless the default is cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to waive any other default.

     If the event of default under the junior subordinated debentures is the failure of Morgan Stanley to pay any amounts payable on the junior subordinated debentures when due, then a registered holder of capital securities may bring a legal action against Morgan Stanley directly for enforcement of payment to you of amounts owed on the junior subordinated debentures with a principal amount equal to the aggregate liquidation amount of your capital securities (a "direct action"). Morgan Stanley may not amend the junior subordinated debentures to remove this right to bring a direct action without the prior written consent of the registered holders of all the capital securities. Morgan Stanley can set-off against payments then due under the junior subordinated debenture any corresponding payments made to holders of capital securities by Morgan Stanley in connection with a direct action.

     The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in the preceding paragraph. See "Description of Capital Securities--Capital Securities Events of Default; Notice" on page 9 of the accompanying prospectus.

                           DESCRIPTION OF GUARANTEE

     The following, together with the "Description of Guarantees" on page 24 of the accompanying prospectus, is a description of the material terms of the guarantee. You should read the guarantee, to be dated as of April 21, 2003, between Morgan Stanley and The Bank of New York, as guarantee trustee, and the Trust Indenture Act. A form of guarantee is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

     The following payments on the capital securities (the "guarantee payments"), if not fully paid by Morgan Stanley Trust, will be paid by Morgan Stanley under the guarantee, without duplication:

     o any accumulated and unpaid distributions required to be paid on the capital securities, to the extent Morgan Stanley Trust has funds available to make the payment;

     o the redemption price for any capital securities called for redemption, if Morgan Stanley Trust has funds available to make the payment; and

     o upon a voluntary or involuntary dissolution, winding-up or liquidation of Morgan Stanley Trust, other than in connection with a distribution of the junior subordinated debentures to the holders of capital securities, the lesser of:

            (1) the aggregate of the $25 per capital security liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment, if Morgan Stanley Trust has funds available to make the payment; and

            (2) the amount of assets of Morgan Stanley Trust remaining available for distribution to holders of the capital securities upon liquidation of Morgan Stanley Trust.

     Morgan Stanley's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Morgan Stanley to the holders of the capital securities or by causing Morgan Stanley Trust to pay the amounts to the holders.

                  RELATIONSHIP AMONG THE CAPITAL SECURITIES,
             THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     Morgan Stanley will guarantee payments of distributions and redemption and liquidation payments due on the capital securities to the extent Morgan Stanley Trust has funds available for such payment, as described under "Description of Guarantee" above. No single document executed by Morgan Stanley will provide for the full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the guarantee, the trust agreement and the junior subordinated debt indenture that has the effect of providing a full, irrevocable and unconditional guarantee of Morgan Stanley Trust's obligations under the capital securities.

     As long as Morgan Stanley pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the capital securities, primarily because:

     o the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the capital securities and the common securities;

     o the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

     o Morgan Stanley will pay for any and all costs, expenses and liabilities of Morgan Stanley Trust, except withholding taxes and Morgan Stanley Trust's obligations to holders of the capital securities and the common securities; and

     o the trust agreement provides that Morgan Stanley Trust will not engage in any activity that is not consistent with the limited purposes of Morgan Stanley Trust.

     A default or event of default under any senior indebtedness of Morgan Stanley would not necessarily constitute a default or event of default under the capital securities. However, in the event of payment defaults under, or acceleration of, senior indebtedness of Morgan Stanley, the junior subordinated debt indenture provides that no payments may be made on the junior subordinated debentures until the senior indebtedness has been paid in full or any payment default under the senior indebtedness has been cured or waived. See "Description of Junior Subordinated Debentures" on page 14 of the accompanying prospectus.

Limited Purpose of Morgan Stanley Trust

     The capital securities represent preferred undivided beneficial interests in the assets of Morgan Stanley Trust. Morgan Stanley Trust exists for the sole purpose of:

     o    issuing the capital securities and common securities;

     o investing the proceeds from the sale of the capital securities in the junior subordinated debentures; and

     o engaging in only those other activities necessary, convenient or incidental to these purposes.

     A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Morgan Stanley payments on junior subordinated debentures held by the holder, while a holder of capital securities is entitled to receive distributions or other amounts payable with respect to the capital securities from Morgan Stanley Trust or from Morgan Stanley under the guarantee only if and to the extent Morgan Stanley Trust has funds available for the payment of those distributions.

Rights upon Dissolution

     The holders of the capital securities are entitled to receive, out of assets held by Morgan Stanley Trust, a distribution in cash upon any voluntary or involuntary dissolution, winding-up or liquidation of Morgan Stanley Trust that does not involve the distribution of the junior subordinated debentures, after Morgan Stanley Trust has paid the liabilities owed to its creditors as required by applicable law. See "Description of Capital Securities--Liquidation Distribution upon Dissolution" on page S-19.

     In the event of any voluntary or involuntary liquidation or bankruptcy of Morgan Stanley, Morgan Stanley Trust, as registered holder of the junior subordinated debentures, would be a subordinated creditor of Morgan Stanley, subordinated and junior in right of payment to all Morgan Stanley's senior indebtedness, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any stockholders of Morgan Stanley receive payments or distributions. Since Morgan Stanley is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of Morgan Stanley Trust (other than withholding taxes and Morgan Stanley Trust's obligations to the holders of the capital securities and common securities), the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to stockholders of Morgan Stanley in the event of liquidation or bankruptcy of Morgan Stanley are expected to be substantially the same.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     In the opinion of Sidley Austin Brown & Wood LLP, tax counsel to Morgan Stanley and Morgan Stanley Trust, the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the capital securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations under the Code, and administrative and judicial interpretations thereof, each as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and this summary is not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax section or that a court would not sustain such a challenge.

     Except as otherwise stated, this summary deals only with capital securities held as capital assets by a holder who or which (i) purchased the capital securities upon original issuance (an "Initial Holder") at the price to the public and (ii) is a U.S. Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a U.S. Holder, nor does it address the tax consequences, except as stated below, to holders that are not U.S. Holders ("Non-U.S. Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the capital securities as a position in a "straddle," as part of a "synthetic security," "hedging," "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address

     (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the capital securities,

     (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the capital securities, or

     (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of capital securities.

     A "U.S. Holder" is a holder of the capital securities who or which for United States federal income tax purposes is

     o    a citizen or resident of the United States,

     o a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

     o an estate whose income is subject to United States federal income tax regardless of its source, or

     o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the above, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be U.S. Holders.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

U.S. Holders

     Characterization of Morgan Stanley Trust. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the trust agreement (and other relevant documents), Morgan Stanley Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the capital securities generally will be considered the owner of an undivided portion of the junior subordinated debentures owned by Morgan Stanley Trust, and each U.S. Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the junior subordinated debentures on its own income tax return.

     Characterization of the Junior Subordinated Debentures. Morgan Stanley and Morgan Stanley Trust will agree to treat the junior subordinated debentures as indebtedness for all United States federal income tax purposes. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the junior subordinated debt indenture (and other relevant documents), the junior subordinated debentures will be characterized for United States federal income tax purposes as indebtedness of Morgan Stanley.

     Interest Income and Original Issue Discount. Under the terms of the junior subordinated debentures, Morgan Stanley has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the junior subordinated debentures. Treasury regulations under Sections 1273 and 1275 of the Code provide that debt instruments like the junior subordinated debentures will not be considered issued with original issue discount ("OID") by reason of Morgan Stanley's ability to defer payments of interest if the likelihood of such deferral is "remote."

     Morgan Stanley has concluded, and this discussion assumes, that, as of the date of this prospectus supplement, the likelihood of deferring payments of interest under the terms of the junior subordinated debentures is "remote" within the meaning of the Treasury regulations referred to above, in part because exercising that option generally would prevent Morgan Stanley from declaring dividends on its capital stock and generally would prevent Morgan Stanley from making any payments on debt securities that rank equal or junior to the junior subordinated debentures. Therefore, the junior subordinated debentures should not be treated as issued with OID by reason of Morgan Stanley's deferral option. Rather, stated interest on the junior subordinated debentures will generally be taxable to a U.S. Holder as ordinary income when paid or accrued in accordance with that holder's regular method of accounting for United States federal income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described above.

     In the event Morgan Stanley exercises its option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the junior subordinated debentures would thereafter be treated as OID, which would accrue, and be includible in a U.S. Holder's taxable income, on an economic accrual basis (regardless of the U.S. Holder's regular method of accounting for United States federal income tax purposes) over the remaining term of the junior subordinated debentures (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debentures. Subsequent distributions of interest on the junior subordinated debentures generally would not, by themselves, be separately taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the junior subordinated debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, U.S. Holders will include OID in gross income in advance of the receipt of cash, and a U.S. Holder that disposes of a capital security prior to the record date for payment of distributions on the junior subordinated debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from Morgan Stanley Trust with respect to the OID.

     If the possibility of Morgan Stanley's exercising its option to defer payments of interest is not treated as remote, the junior subordinated debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID). That OID would generally be includible in a U.S. Holder's taxable income, over the term of the junior subordinated debentures, on an economic accrual basis as described above.

     Characterization of Income. Because the income underlying the capital securities will not be characterized as dividends for income tax purposes, corporate holders of the capital securities will not be entitled to a dividends-received deduction for any income received or accrued on the capital securities.

     Market Discount and Bond Premium. Holders of the capital securities other than Initial Holders may be considered to have acquired the capital securities with market discount or acquisition premium. Prospective investors in the capital securities should consult their own tax advisors regarding the application of the market discount and bond premium rules to the purchase, holding and disposition of the capital securities.

     Receipt of Junior Subordinated Debentures upon Liquidation of Morgan Stanley Trust. Under certain circumstances described herein, Morgan Stanley Trust may distribute the junior subordinated debentures to holders in exchange for their capital securities and in liquidation of Morgan Stanley Trust. See "Description of Capital Securities--Liquidation Distribution upon Dissolution" in this prospectus supplement. Except as discussed below, a distribution of the junior subordinated debentures would not be a taxable event for United States federal income tax purposes, and each U.S. Holder would have an aggregate adjusted basis for United States federal income tax purposes in the junior subordinated debentures received equal to the U.S. Holder's aggregate adjusted basis in the capital securities exchanged. For United States federal income tax purposes, a U.S. Holder's holding period in the junior subordinated debentures received in a liquidation of Morgan Stanley Trust would include the period during which the capital securities were held by the holder. If, however, the relevant event is a tax event that results in Morgan Stanley Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to U.S. Holders of the capital securities for United States federal income tax purposes.

     Redemption for Cash. Under certain circumstances described in this prospectus supplement, the junior subordinated debentures may be redeemed for cash with the proceeds distributed to holders in redemption of their capital securities. See "Description of Capital Securities" in this prospectus supplement. A redemption of the capital securities would be taxable for United States federal income tax purposes, and a U.S. Holder would recognize gain or loss as if it had sold the capital securities for cash. See "--Sales of Capital Securities" below.

     Sales of Capital Securities. A U.S. Holder that sells capital securities will recognize gain or loss equal to the difference between its adjusted basis in the capital securities and the amount realized on the sale of the capital securities. A U.S. Holder's adjusted basis in the capital securities generally will be its initial purchase price, increased by any OID previously included (or currently includible) in the holder's gross income to the date of disposition, and decreased by payments received on the capital securities (other than any interest received with respect to the periods prior to the effective date of Morgan Stanley's first exercise of its option to defer payments of interest). Any gain or loss on the sale of the capital securities generally will be capital gain or loss, and generally will be long-term capital gain or loss if the capital securities have been held for more than one year prior to the date of disposition.

     A U.S. Holder who disposes of its capital securities before the record date for a payment of distributions will be required to include accrued but unpaid interest (or OID) on the junior subordinated debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the capital securities (or as to OID only, to add such amount to the holder's adjusted tax basis in its capital securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Extension or Acceleration of the Maturity Date. If Morgan Stanley exercises its option to extend or accelerate the maturity date of the junior subordinated debentures, a U.S. Holder should not be required to recognize taxable gain or loss as a result of such extension or acceleration.

Non-U.S. Holders

     The following discussion applies to Non-U.S. Holders.

     Payments to a holder of a capital security that is a Non-U.S. Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the capital security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote, (b) the beneficial owner of the capital security is not a controlled foreign corporation that is related to Morgan Stanley through stock ownership, (c) the beneficial owner of the capital security is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (d) the beneficial owner's income and gain in respect of a capital security is not effectively connected with the conduct of a United States trade or business, and (e) Morgan Stanley Trust or its agent has received from the beneficial owner of the capital security a properly executed IRS Form W-8BEN or substantially similar form in the year in which the payment occurs, or in a preceding calendar year to the extent provided for in the instructions to the IRS Form W-8BEN.

         Changes in legislation affecting the income tax consequences of the junior subordinated debentures are possible, and could adversely affect the ability of Morgan Stanley to deduct the interest payable on the junior subordinated debentures. Moreover, any changes in legislation could adversely affect Non-U.S. Holders by characterizing income derived from the junior subordinated debentures as dividends, generally subject to a 30% withholding tax (or a lower rate under an applicable treaty) when paid to a Non-U.S. Holder, rather than as interest, which, as discussed above, is generally exempt from income tax in the hands of a Non-U.S. Holder.

     A Non-U.S. Holder of a capital security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a capital security unless, in the case of certain Non-U.S. Holders who are nonresident alien individuals, the non-U.S. Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met.

     Notwithstanding the foregoing, in general, a Non-U.S. Holder will be subject to regular United States federal income tax in the same manner as a U.S. Holder with respect to its investment in the capital securities, if that investment is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. In addition, a corporate Non-U.S. Holder that receives income that is or is deemed effectively connected with a trade or business in the United States may also be subject to the branch profits tax under Section 884 of the Code at the rate of 30% (or lower treaty rate). This tax is payable in addition to regular United States federal corporate income tax. To obtain an exemption from withholding on capital securities effectively connected with the conduct of a trade or business in the United States, the Non-U.S. Holder must generally supply to the withholding agent an IRS Form W-8ECI.

Information Reporting

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the capital securities held by a noncorporate U.S. Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the capital securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-U.S. Holder status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding" below. Taxable income on the capital securities for a calendar year should be reported to U.S. Holders on the appropriate form by the following January 31st.

Backup Withholding

     Payments made on, and proceeds from the sale of, the capital securities may be subject to a "backup" withholding tax at the applicable statutory rate of United States federal income tax unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. POTENTIAL HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                         CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") applies (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Internal Revenue Code applies (also "Plans"), from engaging in specified transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code ("Parties in Interest") with respect to such Plan. A violation of those "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code, but governmental and foreign plans may be subject to other legal restrictions.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor, the assets of Morgan Stanley Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Internal Revenue Code if a Plan makes an "equity" investment in Morgan Stanley Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     If the assets of Morgan Stanley Trust were deemed to be "plan assets," the persons providing services to the assets of Morgan Stanley Trust may become Parties in Interest with respect to an investing Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to transactions involving those assets.

     In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with Morgan Stanley, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Internal Revenue Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing Plans and affect the exercise of their best judgment as fiduciaries).

     Under an exception contained in the Plan Assets Regulation, the assets of Morgan Stanley Trust would not be deemed to be "plan assets" of investing Plans if the capital securities are "publicly-offered securities" - that is, they are:

     o widely held, i.e., owned by more than 100 investors independent of Morgan Stanley Trust and of each other;

     o    freely transferable; and

     o sold to a Plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act"), and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

     Morgan Stanley expects that the capital securities will meet the criteria of "publicly-offered securities" above, although no assurance can be given in this regard. The underwriters expect that the capital securities will be held by at least 100 independent investors at the conclusion of the offering and that the capital securities will be freely transferable. The capital securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

     All of the common securities will be purchased and held by Morgan Stanley. Even if the assets of Morgan Stanley Trust are not deemed to be "plan assets" of Plans investing in Morgan Stanley Trust, specified transactions involving Morgan Stanley Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code regarding an investing Plan.

     For example, if Morgan Stanley were a Party in Interest with respect to an investing Plan, either directly or by reason of the activities of one or more of its affiliates, extensions of credit between Morgan Stanley and Morgan Stanley Trust, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Internal Revenue Code, unless exemptive relief were available under an applicable administrative exemption.

     The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

     o PTCE 96-23, for specified transactions determined by in-house asset managers;

     o PTCE 95-60, for specified transactions involving insurance company general accounts;

     o PTCE 91-38, for specified transactions involving bank collective investment funds;

     o PTCE 90-1, for specified transactions involving insurance company separate accounts; and

     o PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

     The capital securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that it either:

     o is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan; or

     o is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of Morgan Stanley Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the capital securities does not violate the prohibited transaction rules of ERISA or the Code.

                                 UNDERWRITERS

     Under the terms and subject to the conditions of an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, UBS Warburg LLC, Wachovia Securities, Inc. and Wells Fargo Van Kasper, LLC are acting as representatives, have severally agreed to purchase, and Morgan Stanley Trust has agreed to sell to them, severally, the respective number of capital securities set forth opposite their names below.

                                                                 Number of
   Name                                                      Capital Securities
   ----                                                      ------------------
   Morgan Stanley & Co. Incorporated......................      2,749,000
   A.G. Edwards & Sons, Inc...............................      2,748,500
   Citigroup Global Markets Inc...........................      2,748,500
   Merrill Lynch, Pierce, Fenner & Smith Incorporated.....      2,748,500
   Prudential Securities Incorporated.....................      2,748,500
   UBS Warburg LLC........................................      2,748,500
   Wachovia Securities, Inc...............................      2,748,500
   Wells Fargo Van Kasper, LLC............................        460,000
   ABN AMRO Incorporated..................................        120,000
   Banc of America Securities LLC.........................        120,000
   Bear, Stearns & Co. Inc................................        120,000
   BB&T Capital Markets, Inc..............................        120,000
   CIBC World Markets Corp................................        120,000
   Dain Rauscher Incorporated.............................        120,000
   Deutsche Bank Securities Inc...........................        120,000
   H&R Block Financial Advisors, Inc......................        120,000
   HSBC Securities (USA) Inc..............................        120,000
   J.P. Morgan Securities Inc.............................        120,000
   Legg Mason Wood Walker, Incorporated...................        120,000
   Quick and Reilly, Inc..................................        120,000
   Charles Schwab & Co., Inc..............................        120,000
   TD Waterhouse Investor Services, Inc...................        120,000
   U.S. Bancorp Piper Jaffray Inc.........................        120,000
   Advest, Inc............................................         60,000
   Robert W. Baird & Co. Incorporated.....................         60,000
   Banc One Capital Markets, Inc..........................         60,000
   William Blair & Co.....................................         60,000
   Blaylock & Partners, L.P...............................         60,000
   Davenport & Company LLC................................         60,000
   D.A. Davidson & Co.....................................         60,000
   Doley Securities, Inc..................................         60,000
   Fahnestock & Co. Inc...................................         60,000
   Fifth Third Securities, Inc............................         60,000
   Guzman & Company.......................................         60,000
   J.J.B. Hilliard, W.L. Lyons, Inc.......................         60,000
   Janney Montgomery Scott LLC............................         60,000
   C.L. King & Associates, Inc............................         60,000
   McDonald Investments Inc., A KeyCorp Company...........         60,000
   McGinn, Smith & Co. Inc................................         60,000

   Mesirow Financial, Inc.................................         60,000
   Morgan Keegan & Company, Inc...........................         60,000
   Parker/Hunter Incorporated.............................         60,000
   Pershing/a Division of Donaldson, Lufkin & Jenrette....         60,000
   Raymond James & Associates, Inc........................         60,000
   Ryan, Beck & Co. LLC...................................         60,000
   Southwest Securities, Inc..............................         60,000
   Stifel, Nicolaus & Company Incorporated................         60,000
   SunTrust Capital Markets, Inc..........................         60,000
                                                              -----------

         Total..............................................   23,000,000
                                                              ===========


     The underwriters are offering the capital securities subject to their acceptance of the securities from Morgan Stanley Trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are conditioned upon the delivery of legal opinions by their counsel. The underwriters are obligated to purchase all the capital securities, other than those covered by the underwriters' over-allotment option, if any capital securities are purchased.

     The underwriters initially propose to offer the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the capital securities to securities dealers at a price that represents a concession not in excess of $.50 per capital security. Any underwriter may allow, and dealers may reallow, a concession not in excess of $.45 per capital security to certain other dealers. After the initial offering of the capital securities, the offering price and other selling terms may from time to time be changed by the underwriters.

     Because the proceeds from the sale of the capital securities will be used to purchase the junior subordinated debentures issued by Morgan Stanley, the underwriting agreement provides that Morgan Stanley will pay to the underwriters as compensation for their services $.7875 per capital security or $18,112,500 in the aggregate, or $20,829,375 in the aggregate if the underwriters purchase all the additional securities to which they are entitled under their over-allotment option. Morgan Stanley's offering expenses, not including underwriting discounts and commissions, are estimated to be $150,000.

     Morgan Stanley Trust has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 3,450,000 capital securities at the public offering price on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. Morgan Stanley will pay to the underwriters compensation in the amount per capital security stated above for any additional capital securities. If the option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of additional capital securities as the number set forth next to the underwriter's name in the preceding table bears to the total number of capital securities offered by the underwriters.

     Morgan Stanley and Morgan Stanley Trust have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, they will not, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement:

     o offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any securities of Morgan Stanley or Morgan Stanley Trust that are substantially similar to the capital securities or securities convertible into or exercisable or exchangeable for such securities; or

     o enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities,

whether any transactions described above are to be settled by securities, in cash or otherwise, except in the offering.

     Prior to this offering, there has been no public market for the capital securities. Morgan Stanley Trust will apply to list the capital securities on the New York Stock Exchange. In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters intend to sell capital securities to a minimum of 400 beneficial holders in lots of 100 capital securities or more. If the listing is approved, trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. The underwriters have advised Morgan Stanley Trust that they presently intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange. The underwriters are not obligated to make a market in the capital securities, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the capital securities.

     Morgan Stanley and Morgan Stanley Trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

     No action has been or will be taken by Morgan Stanley or any underwriter that would permit a public offering of the capital securities or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering material relating to the capital securities in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the capital securities, or distribution of this prospectus supplement or the accompanying prospectus or any other offering material relating to the capital securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Morgan Stanley or any underwriter.

     Each underwriter has represented and agreed that it (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the capital securities or possesses or distributes this prospectus supplement and the accompanying prospectus and
(ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the capital securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales. Morgan Stanley shall not have responsibility for any underwriter's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

     Each underwriter and any dealer participating in the distribution of the capital securities has represented and agreed that:

     (1) it has not offered or sold and, prior to the expiry of six months from the issue date of the capital securities, will not offer or sell any capital securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not constituted or resulted in and will not constitute or result in an offer to the public in the

     United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

     (2) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any capital securities in circumstances in which section 21(1) of the FSMA does not apply to us or Morgan Stanley; and

     (3) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the capital securities in, from or otherwise involving the United Kingdom.

     Each underwriter has represented and agreed that it will not offer, transfer or sell capital securities, directly or indirectly, to any individual or legal entity in The Netherlands, other than to individuals or legal entities who or which trade in or invest in securities in the conduct of a profession or trade, including banks, brokers, dealers, insurance companies, pension funds, other institutional investors and commercial enterprises which regularly, as an ancillary activity, invest in securities.

     The capital securities have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, the capital securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan or any branch office located in Japan of foreign corporations) or to others for the reoffering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to exemptions from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and other relevant laws and regulations of Japan.

     This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001. Accordingly, neither this prospectus supplement nor the accompanying prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the capital securities may be circulated or distributed, nor may the capital securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the capital securities to the public in Singapore.

     This prospectus supplement and the accompanying prospectus have not been, and will not be, delivered for registration to the Registrar of Companies in Hong Kong nor have the prospectus supplement and the accompanying prospectus been, nor will the same be, exempted by the Securities and Futures Commission in Hong Kong from registration with the Registrar of Companies in Hong Kong. Accordingly neither this prospectus supplement nor the accompanying prospectus may be circulated or distributed in Hong Kong other than circulated among or distributed to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent). Each underwriter and any dealer participating in the distribution of the capital securities has represented and agreed that:

     (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any capital securities other than (i) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the laws of Hong Kong); and

     (2) unless it is a person permitted to do so under the securities laws of Hong Kong, it has not issued, or had in its possession and will not issue, or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the capital securities other than with respect to capital securities intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business it is to buy or sell shares or debentures (whether as principal or agent) or only to persons who are dealers or investment advisers registered or exempted under the Securities Ordinance (Cap. 333 of the laws of Hong Kong).

     Each underwriter represents and agrees that the capital securities have not been and will not be registered under the Securities and Exchange Law of Korea and that it has not offered or sold and may not offer or sell, and it will not offer or sell, directly or indirectly, in Korea or to any resident of Korea or to any persons for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the Foreign Exchange Transaction Law and other relevant laws of Korea.

     Each underwriter has represented, warranted and agreed that the capital securities may not be offered, sold or delivered in the Republic of China, as part of the distribution of the capital securities.

     In order to facilitate the offering of the capital securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the capital securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the capital securities for their own account. A short sale is covered if the short position is no greater than the number of capital securities available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing capital securities in the open market. In determining the source of capital securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of the capital securities compared to the price available under the over-allotment option. The underwriters may also sell capital securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing capital securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the capital securities in the open market after pricing that could adversely affect investors who purchase capital securities in the offering. As an additional means of facilitating the offering of capital securities, the underwriters may bid for and purchase these capital securities in the open market to stabilize the price of these capital securities. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering, if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the capital securities above independent market levels or prevent or retard a decline in the market price of the capital securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     This prospectus supplement and the accompanying prospectus may be used by Morgan Stanley & Co. Incorporated and Morgan Stanley affiliates in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Morgan Stanley & Co. Incorporated and Morgan Stanley affiliates may act as principal or agent in such transactions.

     Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley. The Administrators appointed by Morgan Stanley Trust are employees or officers of Morgan Stanley & Co. Incorporated or its affiliates. The participation of Morgan Stanley & Co. Incorporated in the offering of the capital securities will be conducted in compliance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

     The underwriters and any dealers utilized in the sale of capital securities do not intend to confirm sales to accounts over which they exercise discretionary authority.

     It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the sixth business day following the date of the pricing of the capital securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the capital securities initially will settle in T+6, to specify alternative settlement arrangements to prevent a failed settlement.

                            VALIDITY OF SECURITIES

     The validity of the capital securities will be passed on for Morgan Stanley Trust by Richards, Layton & Finger, P.A. The validity of the junior subordinated debentures and the guarantees will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP. Certain legal matters relating to the securities will be passed upon for the underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters, including in connection with its merchant banking and leveraged capital activities.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries at November 30, 2002 and 2001 and for each of the three fiscal years in the period ending November 30, 2002, which are incorporated in this prospectus supplement and the accompanying prospectus by reference to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS


                                $25,000,000,000

                       Morgan Stanley Capital Trust III
                        Morgan Stanley Capital Trust IV
                        Morgan Stanley Capital Trust V
                        Morgan Stanley Capital Trust VI
                       Morgan Stanley Capital Trust VII


                              CAPITAL SECURITIES

                                 guaranteed by

                       Morgan Stanley Dean Witter & Co.

                             ____________________

The Morgan Stanley Capital Trusts may offer from time to time capital securities guaranteed by Morgan Stanley Dean Witter & Co. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

As used in this prospectus, except as otherwise specified, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

                             ____________________

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ____________________







                                MORGAN STANLEY

June 11, 2002

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "MWD." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) Annual Report on Form 10-K for the fiscal year ended November 30,
2001;

     (b) Quarterly Report on Form 10-Q for the quarter ended February 28, 2002; and

     (c) Current Reports on Form 8-K dated December 19, 2001, March 26, 2002 and March 27, 2002.

     You can request a copy of these documents, excluding exhibits, at no cost, by writing or telephoning us at the following address:

                       Morgan Stanley Dean Witter & Co.
                       1585 Broadway
                       New York, New York 10036
                       Attention: Investor Relations
                       (212) 762-8131

     There are no separate financial statements of the Morgan Stanley Capital Trusts in this prospectus. We do not believe these financial statements would be helpful because:

     o the Morgan Stanley Capital Trusts are wholly-owned subsidiaries of Morgan Stanley, which files consolidated financial information under the Securities Exchange Act of 1934;

     o the Morgan Stanley Capital Trusts will not have any independent operations other than issuing capital securities and common securities, which are together referred to as "trust securities," holding junior subordinated debentures of Morgan Stanley as trust assets and other necessary or incidental activities as described in this prospectus; and

     o Morgan Stanley guarantees the payments on the capital securities of the Morgan Stanley Capital Trusts.

     We do not expect any of the Morgan Stanley Capital Trusts will be subject to the reporting requirements of the Securities Exchange Act of 1934.

                                MORGAN STANLEY

     Morgan Stanley is a global financial services firm that maintains leading market positions in each of its three business segments -- Securities, Investment Management and Credit Services.

     Morgan Stanley's Securities business segment includes:

     o investment banking, including securities underwriting and distribution, financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance, and financing and investing;

     o sales, trading, financing and market-making activities to facilitate client orders and on a proprietary basis, in such products as equity securities and related products, and fixed income securities and related products, including foreign exchange and commodities;

     o    principal investing, including private equity activities;

     o securities services to meet individual investor needs, including full-service brokerage services for investors seeking financial advice, online execution capabilities for self-directed investors desiring to invest with limited professional assistance and financial advisory services for high net worth clients; and

     o    other businesses, including aircraft financing activities.

     Morgan Stanley's Investment Management business segment includes global asset management products and services for individual and institutional investors through three principal distribution channels: Morgan Stanley's financial advisors and investment representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley's institutional channel.

     Morgan Stanley's Credit Services business segment includes Discover Financial Services, which offers the Discover(R) Classic Card, the Discover Gold Card, the Discover Platinum Card, the Morgan Stanley CardSM and other proprietary general purpose credit cards as well as related consumer finance products and services; and Discover Business Services, a proprietary network of merchant and cash access locations in the United States.

     Morgan Stanley provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States and its principal offices in London, Tokyo, Hong Kong and other world financial centers.

     Morgan Stanley's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Under this heading, "Use of Proceeds" and "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends," the term "Morgan Stanley" includes Morgan Stanley Dean Witter & Co. and its consolidated subsidiaries.

                       THE MORGAN STANLEY CAPITAL TRUSTS

     We created the Morgan Stanley Capital Trusts, each of which is a Delaware business trust, pursuant to trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the Morgan Stanley Capital Trusts, referred to in this prospectus as the "trust agreements," which will state the terms and conditions for the Morgan Stanley Capital Trusts to issue and sell their trust securities. We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part. We, as holder of the common securities, intend to select two of our employees, officers or affiliates to serve as administrators of the Morgan Stanley Capital Trusts.

     Each Morgan Stanley Capital Trust exists solely to

     o    issue and sell its trust securities;

     o use the proceeds from the sale of its trust securities to purchase Morgan Stanley's junior subordinated debentures; and

     o engage in other activities that are necessary, convenient or incidental to the above purposes (such as registering the transfer of trust securities).

     Accordingly, our junior subordinated debentures will be the sole assets of each Morgan Stanley Capital Trust, and payments under the junior subordinated debentures owned by each Morgan Stanley Capital Trust will be its sole source of revenues.

     We will hold directly or indirectly all of the common securities of each of the Morgan Stanley Capital Trusts. Unless otherwise specified in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each Morgan Stanley Capital Trust's total capitalization. The capital securities will represent the remaining percentage of each Morgan Stanley Capital Trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if Morgan Stanley defaults in payments due under the junior subordinated debentures owned by a Morgan Stanley Capital Trust, then distributions, redemption payments and liquidation payments must be paid to the holders of the capital securities of that trust before any payments are paid to the holders of the common securities of that trust. Unless otherwise specified in the applicable prospectus supplement, each Morgan Stanley Capital Trust will have a term of approximately 40 years from the initial issue date of its capital securities, but may dissolve earlier as provided in the applicable trust agreement and described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the name and address of the Delaware trustee for each Morgan Stanley Capital Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, and the name and address of the property trustee, the guarantee trustee and the indenture trustee for each Morgan Stanley Capital Trust will be The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286.

     The capital securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.

     Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if Morgan Stanley defaults on the junior subordinated debentures owned by a Morgan Stanley Capital Trust or an event of default under the trust agreement occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of that trust may remove and replace the property trustee and Delaware trustee for that trust.

     We will pay all fees and expenses related to the organization of the Morgan Stanley Capital Trusts and the offering of the capital securities. We will also pay all ongoing costs and expenses of the Morgan Stanley Capital Trusts, except each trust's obligations under the trust securities.

                                USE OF PROCEEDS

     The Morgan Stanley Capital Trusts will use all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes, which may include, among other things:

     o    additions to working capital;

     o    the redemption of outstanding preferred stock;

     o    the repurchase of outstanding common stock; and

     o    the repayment of indebtedness.

     We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Morgan Stanley's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

                                (Unaudited)
                             Three Months Ended                      Fiscal Year
                          ---------------------------   ------------------------------------------
                           February 28,  February 28,
                             2002           2001        2001      2000      1999     1998     1997
                          -------------  -------------  -------  --------  --------  -----   -----
Ratio of earnings to
  fixed charges....          1.4           1.3          1.3       1.5       1.6      1.4     1.4
Ratio of earnings to
  fixed charges and
  preferred stock
  dividends........          1.4           1.3          1.3       1.5       1.6      1.4     1.4


        For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

        o     pre-tax income;

        o     fixed charges; and

        o     amortization of capitalized interest;

        less:

        o     capitalized interest; and

        o     dividends on preferred securities issued by subsidiaries.

        For purposes of calculating both ratios, fixed charges are the sum of:

        o     interest expensed and capitalized;

        o amortized premiums, discounts and capitalized expenses related to indebtedness;

        o     our estimate of the interest component of rental expenses; and

        o     dividends on preferred securities issued by subsidiaries.

        Additionally, for purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends are included in the denominator of the ratio on a pre-tax basis.

                       DESCRIPTION OF CAPITAL SECURITIES

        Each Morgan Stanley Capital Trust will issue only one series of capital securities and one series of common securities. The trust agreement for each Morgan Stanley Capital Trust will be qualified as an indenture under the Trust Indenture Act of 1939. The capital securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. This summary of certain provisions of the capital securities and each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to the registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee of the relevant trust.

General

        The capital securities will represent preferred undivided beneficial interests in the assets of the applicable Morgan Stanley Capital Trust. The only assets of a Morgan Stanley Capital Trust, and its only source of revenues, will be the junior subordinated debentures purchased by the Morgan Stanley Capital Trust with the proceeds from the sale of its trust securities. Accordingly, distribution and other payment dates for the trust securities will correspond with the interest and other payment dates for the junior subordinated debentures. If we do not make payments on the junior subordinated debentures in accordance with their terms, the Morgan Stanley Capital Trust will not have funds available to pay distributions or other amounts payable on the trust securities issued by that Morgan Stanley Capital Trust in accordance with their terms. The capital securities issued by a Morgan Stanley Capital Trust will rank equally, and payments will be made proportionately, with the common securities issued by that Morgan Stanley Capital Trust except as described below under "--Subordination of Common Securities" and in the applicable prospectus supplement. Payments on the capital securities will be fully and unconditionally guaranteed by us to the extent described under "Description of Guarantees" and in the applicable prospectus supplement.

        Each Morgan Stanley Capital Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including:

        o the specific designation, liquidation amount, number to be issued by the Morgan Stanley Capital Trust and purchase price;

        o the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

        o the distribution rates (or the method by which the rates will be determined), if any;

        o   the dates on which any distributions will be payable;

        o   any provisions relating to deferral of distribution payments;

        o the places where distributions and other amounts payable on the capital securities will be payable;

        o   any repayment, redemption, prepayment or sinking fund provisions;

        o   any conversion or exchange provisions;

        o   the voting rights, if any, of holders of the capital securities;

        o the terms and conditions, if any, upon which the assets of the Morgan Stanley Capital Trust may be distributed to holders of the capital securities;

        o   any applicable United States federal income tax consequences; and

        o   any other specific terms of the capital securities.

        If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, a Morgan Stanley Capital Trust may differ from the terms summarized in this prospectus.

Distributions

        Distributions on the capital securities will be cumulative. Distributions will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period, unless otherwise specified in the applicable prospectus supplement. Distributions payable for each full distribution period will be computed by dividing the annual rate by four, unless otherwise specified in the applicable prospectus supplement.

Subordination of Common Securities

        Payment of distributions on, and other amounts payable under, the capital securities and the common securities issued by a Morgan Stanley Capital Trust will be made proportionately based on the liquidation amount of the capital securities and the common securities. However, unless otherwise provided in the applicable prospectus supplement, if on any distribution date or other payment date, an event of default with respect to the junior subordinated debentures, which we refer to as a "debenture event of default," owned by the Morgan Stanley Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or other amounts payable under, the common securities will be made unless cash payment in full of all accumulated amounts then due and payable with respect to all of the Morgan Stanley Capital Trust's outstanding capital securities has been made or provided for, and all funds immediately available to the property trustee will first be applied to the cash payment in full of all distributions on, and all other amounts with respect to, capital securities then due and payable.

        In the case of any event of default under the applicable trust agreement occurring as a result of a debenture event of default, the holders of the applicable Morgan Stanley Capital Trust's common securities will have no right to act with respect to the event of default under the applicable trust agreement until the effects with respect to the capital securities of all events of default resulting from a debenture event of default have been cured, waived or otherwise eliminated. Until all of the events of default resulting from a debenture event of default have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

        The amount payable on capital securities in the event of any liquidation of a Morgan Stanley Capital Trust will be the stated liquidation amount per capital security or other amount as specified in the applicable prospectus supplement plus accumulated and unpaid distributions, which, if specified in the applicable prospectus supplement, may be in the form of a distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

        The holders of all the outstanding common securities of a Morgan Stanley Capital Trust will have the right at any time to dissolve the Morgan Stanley Capital Trust and, after satisfaction of liabilities to creditors of the Morgan Stanley Capital Trust as provided by applicable law, cause the junior subordinated debentures owned by the Morgan Stanley Capital Trust to be distributed to the holders of the capital securities and common securities in liquidation of the Morgan Stanley Capital Trust as described in the applicable prospectus supplement. Other terms for the dissolution of a Morgan Stanley Capital Trust and the distribution or liquidation of its assets to holders of trust securities will be set forth in the applicable prospectus supplement.

Capital Securities Events of Default; Notice

        Any one of the following events constitutes an event of default under a trust agreement, which we refer to as a "capital securities event of default," regardless of the reason for the capital securities event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

        o the occurrence of an event of default with respect to the junior subordinated debentures in which the proceeds from the sale of the trust securities have been invested;

        o default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any distribution on the capital securities when it becomes due and payable, and continuation of the default for a period of 30 days;

        o default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any redemption price of any trust security issued pursuant to its trust agreement when it becomes due and payable;

        o default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable property trustee and Delaware trustee (other than a covenant or warranty described above dealing with default in the payment of any distribution or redemption price) and continuation of such default or breach for a period of 60 days after written notice has been given, by registered or certified mail, to the applicable property trustee and Delaware trustee and us by the holders of at least 25% in aggregate liquidation amount of the capital securities outstanding, which notice must specify the default or breach, demand it be remedied and state that it is a "Notice of Default" under the applicable trust agreement; or

        o the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

        Within ten business days after the occurrence of any capital securities event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust securities and the administrators, unless the capital securities event of default has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures. We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not the applicable Morgan Stanley Capital Trust is in compliance with all the conditions and covenants under its trust agreement.

        If a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures owned by a Morgan Stanley Capital Trust when due, the capital securities issued by that Morgan Stanley Capital Trust will have a preference over the common securities issued by the Morgan Stanley Capital Trust with respect to payments of any amounts in respect of the capital securities as described above under "--Subordination of Common Securities."

Removal of Morgan Stanley Capital Trustees; Appointment of Successors

        The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee or the Delaware trustee for cause or, if a debenture event of default has occurred and is continuing, with or without cause. If a property trustee or Delaware trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least 25% in liquidation amount of the outstanding capital securities. If a property trustee or Delaware trustee resigns, the resigning property trustee or Delaware trustee will appoint its successor. If a resigning property trustee or Delaware trustee fails to appoint a successor, the holders of at least 25% in liquidation amount of the outstanding capital securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee or the Delaware trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national- or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee or Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of Morgan Stanley Capital Trustees

        Any entity into which a property trustee or Delaware trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of that property trustee or Delaware trustee under each trust agreement, provided it is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Morgan Stanley Capital Trusts

        A Morgan Stanley Capital Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable trust agreement. A Morgan Stanley Capital Trust may, at the request of the holders of its common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding capital securities, merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States, so long as

        o   the successor entity either:

                    o expressly assumes all the obligations of the Morgan Stanley Capital Trust with respect to the capital securities of that Morgan Stanley Capital Trust, or

                    o substitutes for the capital securities of that Morgan Stanley Capital Trust other securities having substantially the same terms as those capital securities so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

        o the successor entity has a trustee possessing the same powers and duties as the property trustee;

        o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities of that Morgan Stanley Capital Trust (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

        o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

        o the successor entity has a purpose substantially identical to that of the Morgan Stanley Capital Trust;

        o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee and Delaware trustee have received an opinion from independent counsel experienced in these matters to the effect that:

                    o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) of that Morgan Stanley Capital Trust in any material respect, and

                    o following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Morgan Stanley Capital Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

        o Morgan Stanley or any permitted transferee to whom Morgan Stanley has transferred the common securities owns, directly or indirectly, all of the common securities of the successor entity and guarantees the obligations of the successor entity with respect to the successor securities at least to the extent provided by the related guarantee with respect to the capital securities.

Notwithstanding the foregoing, a Morgan Stanley Capital Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities of that Morgan Stanley Capital Trust, merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Morgan Stanley Capital Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreements

        Except as provided below and under "--Removal of Morgan Stanley Capital Trustees; Appointment of Successors" and "Description of
Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

        Each trust agreement may be amended from time to time by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee, without the consent of the holders of the capital securities, to:

        o cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that the amendment will not adversely affect in any material respect the interests of any holder of trust securities; or

        o modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the Morgan Stanley Capital Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that the Morgan Stanley Capital Trust will not be required to register as an "investment company" under the Investment Company Act of 1940.

        Any amendment of the trust agreement without the consent of the holders of the capital securities will become effective when notice of the amendment is given to the holders of trust securities.

        Each trust agreement may be amended by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee with:

        o the consent of holders representing at least a majority in aggregate liquidation amount of the outstanding capital securities; and

        o receipt by the Delaware trustee and the property trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Delaware trustee and the property trustee in accordance with the amendment will not cause the Morgan Stanley Capital Trust to be taxable as a corporation for United States federal income tax purposes or affect the Morgan Stanley Capital Trust's exemption from status as an "investment company" under the Investment Company Act of 1940;

except that, without the consent of each holder of trust securities affected, a trust agreement may not be amended to:

        o change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

        o restrict the right of a holder of trust securities to institute suit for the enforcement of payment of any distribution on the trust securities on or after such date.

        So long as any junior subordinated debentures are held by a Morgan Stanley Capital Trust, the property trustee will not:

        o direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures,

        o   waive any past default that may be waived under the indenture,

        o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal amount of the junior subordinated debentures, or

        o consent to any amendment, modification or termination of the indenture or junior subordinated debentures, where the consent is required,

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities, except that, if a consent under the indenture would require the consent of each holder of the junior subordinated debentures affected, no consent will be given by the property trustee without the prior consent of each holder of the capital securities.

        In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the Morgan Stanley Capital Trust will not be taxable as a corporation for

United States federal income tax purposes on account of the action. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities issued by the Morgan Stanley Capital Trust except by subsequent vote of the holders of the capital securities.

        Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in each trust agreement.

        No vote or consent of the holders of capital securities will be required to redeem and cancel the capital securities in accordance with the applicable trust agreement.

        Any capital securities that are owned by us, the Delaware trustee, the property trustee, the administrators or any of our affiliates or affiliates of any Delaware trustee or property trustee, will, for purposes of a vote or consent under any of the circumstances described above, be treated as if they were not outstanding.

Expenses and Taxes

        In the junior subordinated debentures owned by a Morgan Stanley Capital Trust, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities issued by the Morgan Stanley Capital Trust) and all costs and expenses of the Morgan Stanley Capital Trust (including costs and expenses relating to the organization of the Morgan Stanley Capital Trust, the fees and expenses of the Delaware trustee and property trustee on behalf of the Morgan Stanley Capital Trust and the costs and expenses relating to the operation of the Morgan Stanley Capital Trust) and to pay any and all taxes and all costs and expenses with respect to those taxes (other than United States withholding taxes) to which the Morgan Stanley Capital Trust might become subject. The foregoing obligations under the junior subordinated debentures owned by a Morgan Stanley Capital Trust are for the benefit of, and shall be enforceable by, any person to whom any of those debts, obligations, costs, expenses and taxes payable by the Morgan Stanley Capital Trust are owed, whether or not that person has received notice of the debts, obligations, costs, expenses or taxes. Any such person may enforce these obligations directly against us, and we will irrevocably waive any right or remedy to require that person to take any action against a Morgan Stanley Capital Trust or any other person before proceeding against us. We will also agree in the junior subordinated debentures owned by a Morgan Stanley Capital Trust to execute additional agreements necessary or desirable to give full effect to the foregoing.

Payment and Paying Agency

        The applicable prospectus supplement will specify the manner in which payments in respect of the capital securities will be made. The paying agent for capital securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company) reasonably acceptable to the administrators to act as paying agent.

Registrar and Transfer Agent

        Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

        Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of each Morgan Stanley Capital Trust, but the property trustee may require payment to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The

Morgan Stanley Capital Trusts will not be required to register or cause to be registered the transfer of, or exchange or to cause to be exchanged, any capital securities that have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, other than during the occurrence and continuance of a capital securities event of default, undertakes to perform only those duties specifically set forth in each trust agreement or provided by the Trust Indenture Act and, after a capital securities event of default has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the applicable trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable trust agreement, other than those vested in it upon the occurrence of a capital securities event of default, at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

        For information concerning the relationships between The Bank of New York, which will initially be the property trustee, and us, see "Description of Junior Subordinated Debentures--Information Concerning the Indenture Trustee."

Miscellaneous

        The administrators and the property trustee of each Morgan Stanley Capital Trust are authorized and directed to conduct the affairs of, and to operate, the applicable Morgan Stanley Capital Trust in such a way that the Morgan Stanley Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the junior subordinated debentures owned by the Morgan Stanley Capital Trust will be treated as indebtedness of Morgan Stanley for United States federal income tax purposes. In this regard, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law or the certificate of trust or the trust agreement of the applicable Morgan Stanley Capital Trust, that the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the capital securities of the applicable Morgan Stanley Capital Trust.

        Holders of the trust securities have no preemptive or similar rights.

        The Morgan Stanley Capital Trusts may not borrow money, issue debt or mortgage or pledge any of their assets.

Governing Law

        Each trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

                DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        The junior subordinated debentures will constitute junior subordinated debt of Morgan Stanley and will be issued under a junior subordinated indenture, dated March 1, 1998, entered into between us and The Bank of New York, as indenture trustee. The indenture contains, and the junior subordinated debentures, when issued, will contain, additional important terms and provisions. The indenture and the form of the junior subordinated debentures are filed as exhibits to the registration statement that includes this prospectus. The following summaries of certain provisions of the indenture and the junior subordinated debentures do not purport to be complete and are subject to the detailed provisions of the indenture and junior subordinated debentures. Where appropriate, we use parentheses to refer you to the particular sections of the indenture. Any reference to particular sections or defined terms of the indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

        This summary of the indenture and the junior subordinated debentures relates to terms and conditions applicable to the junior subordinated debentures generally. The particular terms of any series of junior subordinated debentures will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

General

        Each series of junior subordinated debentures issued under the indenture will rank equally with all other series of junior subordinated debentures issued under the indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all senior indebtedness of Morgan Stanley. See "--Subordination." Most of our assets are owned by our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of junior subordinated debentures, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we ourselves may be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances to us from certain subsidiaries are restricted by legal requirements, including (in the case of Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc.) net capital requirements under the Securities Exchange Act of 1934 and under rules of certain exchanges and other regulatory bodies, and (in the case of Discover Bank, a Delaware-chartered bank and our wholly-owned indirect subsidiary, and other bank subsidiaries) by banking regulations. Except as otherwise provided in the applicable prospectus supplement, the indenture does not limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley, including senior indebtedness, whether under the indenture, any other existing indenture or any other indenture that Morgan Stanley may enter into in the future, or otherwise afford holders of junior subordinated debentures protection in the event of a highly leveraged or similar transaction that may adversely affect the holders of the junior subordinated debentures. See "--Subordination" and the applicable prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

        We may issue junior subordinated debentures from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a committee of our board of directors.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:

        o   the title of the junior subordinated debentures;

        o any limit upon the aggregate principal amount of the junior subordinated debentures;

        o the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof, including the right, if any, of Morgan Stanley to shorten or extend the stated maturity date in certain circumstances;

        o the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, the right, if any, of Morgan Stanley to defer or extend an interest payment date and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

        o the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the indenture as described below under "--Registration and Transfer of Junior Subordinated Debentures," the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Morgan Stanley in respect of the junior subordinated debentures and the indenture may be made;

        o any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the option of Morgan Stanley or a holder of junior subordinated debentures;

        o the obligation, if any, of Morgan Stanley to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

        o the denominations in which any junior subordinated debentures will be issuable if other than denominations of $25 and any integral multiple of $25;

        o if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

        o any additions, modifications or deletions in the events of default under the indenture or covenants of Morgan Stanley specified in the indenture with respect to the junior subordinated debentures;

        o if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;

        o any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on the junior subordinated debentures and the manner in which those amounts will be determined;

        o whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

        o any additions or changes to the indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

        o the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

        o whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and

        o any other terms of the junior subordinated debentures not inconsistent with the provisions of the indenture.

Registration and Transfer of Junior Subordinated Debentures

        Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

        Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination

        Holders of the junior subordinated debentures should recognize that contractual provisions in the indenture may prohibit us from making payments on these securities. The junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our senior indebtedness. The indenture defines senior indebtedness as obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations. Nonrecourse obligations, the junior subordinated debentures and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the indenture. (Section 1.01)

        The indenture does not restrict our ability to issue senior indebtedness.

        The indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any junior subordinated debentures may be made in the event:

        o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

        o that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

        o that the principal of and accrued interest on any junior subordinated debentures have been declared due and payable upon an event of default as defined under the indenture and that declaration has not been rescinded and annulled as provided under the indenture. (Section 13.01)

        The applicable prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Merger, Consolidation, Sale, Lease or Conveyance

        The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

        o   we will be the continuing corporation; or

        o the successor corporation or person that acquires all or substantially all of our assets:

                    o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

                    o will expressly assume all of our obligations under the indenture and the junior subordinated debentures issued under the indenture; and

        o immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us. (Section 9.01)

        There are no covenants or other provisions in the indenture that would afford holders of junior subordinated debentures additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular junior subordinated debentures, which we would describe in the applicable prospectus supplement.

Events of Default

        The indenture provides holders of junior subordinated debentures with remedies if we fail to perform specific obligations, such as making payments on the junior subordinated debentures or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of junior subordinated debentures in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

        An event of default is defined under the indenture, with respect to any series of junior subordinated debentures issued under the indenture, as being:

        o default in payment of any principal of the junior subordinated debentures of that series, either at maturity or upon any redemption, by declaration or otherwise;

        o default for 30 days in payment of any interest on any junior subordinated debentures of that series, provided, however, that a valid extension of an interest payment period by Morgan Stanley in accordance with the terms of the junior subordinated debentures of any series will not constitute a default in the payment of interest for this purpose;

        o default for 60 days after written notice in the observance or performance of any other covenant or agreement in the junior subordinated debentures of that series or the indenture (other than a covenant or warranty with respect to the junior subordinated debentures of that series the breach or nonperformance of which is otherwise included in the definition of "event of default");

        o   events of bankruptcy, insolvency or reorganization;

        o failure to make any payment at maturity, including any applicable grace period, on indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the indenture trustee, or to us and the indenture trustee by the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures, treated as one class, issued under the indenture;

        o default with respect to any indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures, treated as one class, issued under the indenture; or

        o any other event of default provided in a supplemental indenture under which the series of junior subordinated debentures is issued.

        For purposes of the fifth and sixth clauses above, indebtedness means obligations of, or guaranteed or assumed by, Morgan Stanley, other than the junior subordinated debentures of that series, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations. In addition, if a failure, default or acceleration referred to in the fifth and sixth clauses above ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture caused by that failure, default or acceleration will also be considered cured. (Section 5.01)

   Acceleration of Junior Subordinated Debentures upon an Event of Default

        The indenture provides that:

        o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of junior subordinated debentures issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of Morgan Stanley applicable to the junior subordinated debentures of that series but not applicable to all outstanding junior subordinated debentures issued under the indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, by notice in writing to Morgan Stanley, may declare the principal of all junior subordinated debentures of each affected series and interest accrued thereon to be due and payable immediately; and

        o if an event of default due to a default in the performance of any other covenants or agreements in the indenture applicable to all outstanding junior subordinated debentures issued under the indenture or due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding junior subordinated debentures issued under that indenture, voting as one class, by notice in writing to Morgan Stanley may declare the principal of all those junior subordinated debentures and interest accrued thereon to be due and payable immediately. (Section 5.01)

     Annulment of Acceleration and Waiver of Defaults

        In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding junior subordinated debentures affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the junior subordinated debentures. (Section 5.10)

     Indemnification of Trustee for Actions Taken on Your Behalf

        The indenture contains a provision entitling the indenture trustee, subject to the duty of the indenture trustee during a default to act with the required standard of care, to be indemnified by the holders of junior subordinated debentures issued under that indenture before proceeding to exercise any right or power at the request of holders. (Section 6.02) Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding junior subordinated debentures of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the indenture trustee. (Section 5.09)

     Limitation on Actions by You as an Individual Holder

        The indenture provides that no individual holder of junior subordinated debentures may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

        o the holder must have previously given written notice to the trustee of the continuing default;

        o the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the indenture trustee reasonable indemnity;

        o the indenture trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

        o the holders of a majority in principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, must not have given directions to the indenture trustee inconsistent with those of the holders referred to above. (Sections 5.06 and 5.09)

     Annual Certification

        The indenture contains a covenant that we will file annually with the indenture trustee a certificate of no default or a certificate specifying any default that exists.
(Section 3.05)

Discharge, Defeasance and Covenant Defeasance

        We have the ability to eliminate most or all of our obligations on any series of junior subordinated debentures prior to maturity if we comply with the following provisions. (Section 10.01)

     Discharge of Indenture

        We may discharge all of our obligations, other than as to transfers and exchanges, under the indenture after we have:

        o paid or caused to be paid the principal of and interest on all of the outstanding junior subordinated debentures in accordance with their terms;

        o delivered to the indenture trustee for cancellation all of the outstanding junior subordinated debentures; or

        o irrevocably deposited with the indenture trustee cash or, in the case of a series of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of junior subordinated debentures issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those junior subordinated debentures, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of junior subordinated debentures that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the indenture relating only to that series of junior subordinated debentures.

     Defeasance of a Series of Securities at Any Time

        We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of junior subordinated debentures at any time, which we refer to as "defeasance."

        We may be released with respect to any outstanding series of junior subordinated debentures from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with that section without creating an event of default.
Discharge under these procedures is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if, among other things:

        o we irrevocably deposit with the indenture trustee cash or, in the case of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding junior subordinated debentures of the series being defeased;

        o we deliver to the indenture trustee an opinion of counsel to the effect that:

                    o the holders of the series of junior subordinated debentures being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

                    o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of junior subordinated debentures being defeased;

           in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

        o no event or condition will exist that, under the provisions described under "--Subordination" above, would prevent us from making payments of principal or interest on the junior subordinated debentures at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

        o we deliver to the indenture trustee an opinion of counsel to the effect that:

                    o the trust funds will not be subject to any rights of holders of senior indebtedness; and

                    o after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the indenture trustee and the holders of the junior subordinated debentures would be entitled to some enumerated rights as secured creditors in the trust funds. (Section 10.01)

Modification of Indenture

     Modification Without Consent of Holders

        We and the indenture trustee may enter into supplemental indentures without the consent of the holders of junior subordinated debentures to:

        o   secure any junior subordinated debentures;

        o evidence the assumption of our obligations by a successor corporation;

        o add covenants for the protection of the holders of junior subordinated debentures;

        o   cure any ambiguity or correct any inconsistency in the indenture;

        o establish the forms or terms of junior subordinated debentures of any series; and

        o evidence the acceptance of appointment by a successor indenture trustee. (Section 8.01)

     Modification with Consent of Holders

        We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding junior subordinated debentures, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those junior subordinated debentures. However, except as specified in the applicable prospectus supplement, we and the trustee may not make any of the following changes to any outstanding junior subordinated debenture without the consent of each holder that would be affected by such change:

        o   extend the final maturity of the principal;

        o   reduce the principal amount;

        o   reduce the rate or extend the time of payment of interest;

        o   reduce any amount payable on redemption;

        o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

        o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

        o alter certain provisions of the indenture relating to the junior subordinated debentures not denominated in U.S. dollars;

        o impair the right of any holder to institute suit for the enforcement of any payment on any junior subordinated debenture when due; or

        o reduce the percentage of junior subordinated debentures the consent of whose holders is required for modification of the indenture.

        If the junior subordinated debentures are owned by a Morgan Stanley Capital Trust, none of the modifications described above may be made without the prior written consent of all the holders of capital securities of the Morgan Stanley Capital Trust. (Section 8.02)

     Modification of Subordination Provisions

        We may not amend the indenture to alter the subordination of any outstanding junior subordinated debentures without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Section 8.06)

Information Concerning the Indenture Trustee

        We and our subsidiaries maintain credit facilities and other ordinary banking relationships with The Bank of New York.

Governing Law

        The junior subordinated debentures and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

                       DESCRIPTION OF GLOBAL SECURITIES

        We may issue the registered junior subordinated debentures and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a registered global security will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which




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

the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and premium, if any, and interest on, junior subordinated debentures, and any payments to holders with respect to capital securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Morgan Stanley, the indenture trustee, the Delaware trustee, the property trustee or any other agent of Morgan Stanley, agent of the applicable Morgan Stanley Capital Trust or agent of any of the aforementioned trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We and the Morgan Stanley Capital Trusts expect that the depositary for any securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution with respect to underlying securities to holders in respect of the registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We and the Morgan Stanley Capital Trusts also expect that payments by participants to owners of beneficial interests in the registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us or the applicable Morgan Stanley Capital Trust, as the case may be, within 90 days, we or the applicable Morgan Stanley Capital Trust, as the case may be, will issue the securities in definitive form in exchange for the registered global security. In addition, we or the applicable Morgan Stanley Capital Trust, as the case may be, may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more registered global securities and, in that event, will issue securities of the series in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names as the depositary instructs the relevant trustee or other relevant agent of Morgan Stanley, the applicable Morgan Stanley Capital Trust or that trustee. It is expected that those instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

        The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

                          DESCRIPTION OF GUARANTEES

        Morgan Stanley will execute and deliver a guarantee concurrently with the issuance by each Morgan Stanley Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. The guarantee trustee will hold the guarantee for the benefit of the holders of the




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

related Morgan Stanley Capital Trust's capital securities. Morgan Stanley will qualify each of the guarantees as an indenture under the Trust
Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each guarantee, including the definitions of terms, and those provisions made part of each guarantee by the Trust Indenture Act. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the guarantee is available upon request from the guarantee trustee. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

        Morgan Stanley will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the capital securities covered by the guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the Morgan Stanley Capital Trust that issued the capital securities may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of the Morgan Stanley Capital Trust, will be subject to the applicable guarantee:

        o any accumulated and unpaid distributions required to be paid on the applicable capital securities, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time;

        o the applicable redemption price with respect to any capital securities called for redemption, which will include all accumulated and unpaid distributions to the date of redemption, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time; and

        o upon a voluntary or involuntary dissolution, winding-up or liquidation of the applicable Morgan Stanley Capital Trust (unless the junior subordinated debentures owned by the Morgan Stanley Capital Trust are distributed to holders of the capital securities in accordance with the terms of the applicable trust agreement), the lesser of:

                    o the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, and

                    o the amount of assets of the applicable Morgan Stanley Capital Trust remaining available for distribution to holders of capital securities on liquidation of the Morgan Stanley Capital Trust.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the applicable Morgan Stanley Capital Trust to pay those amounts to the holders.

        Each guarantee will be an irrevocable guarantee of the related Morgan Stanley Capital Trust's payment obligations described above under the capital securities covered by the guarantee, but will apply only to the extent that the Morgan Stanley Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection.

        If we do not make payments on the junior subordinated debentures owned by a Morgan Stanley Capital Trust, the Morgan Stanley Capital Trust will not be able to pay any amounts payable in respect of its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the guarantee for payment of those amounts. Each guarantee will have the same ranking as the junior subordinated debentures owned by the Morgan Stanley

Capital Trust that issues the capital securities covered by the guarantee. See "--Status of the Guarantees." No guarantee will limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley.

Status of the Guarantees

        Each guarantee will constitute an unsecured obligation of Morgan Stanley and will rank equal to the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee.

        Each guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the Morgan Stanley Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

Amendments and Assignment

        Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities issued by the Morgan Stanley Capital Trust, in which case no approval will be required, the guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the guarantee. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of Trust Agreements" and in the applicable prospectus supplement. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of Morgan Stanley and will inure to the benefit of the holders of the then outstanding capital securities covered by the guarantee.

Events of Default

        An event of default under a guarantee will occur upon the failure of Morgan Stanley to perform any of its payment obligations under that guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days. If an event of default under a guarantee occurred and is continuing, the guarantee trustee will enforce the guarantee for the benefit of the holders of capital securities covered by the guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the guarantee.

        Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against Morgan Stanley to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable Morgan Stanley Capital Trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of an event of default under the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee and, after the occurrence of an event of default with respect to the guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee at the request of any holder of the capital securities covered by the guarantee unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

        For information concerning the relationship between The Bank of New York, which will initially be the guarantee trustee, and Morgan Stanley, see "Description of Junior Subordinated Debentures--Information Concerning the Indenture Trustee."

Termination of the Guarantee

        Each guarantee will terminate upon full payment of the redemption price of all of the capital securities covered by the guarantee, upon full payment of the amounts payable with respect to the capital securities upon liquidation of the related Morgan Stanley Capital Trust or upon distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust to the holders of all the capital securities covered by the guarantee. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the guarantee must repay any sums with respect to the capital securities or the guarantee.

Governing Law

        Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                             PLAN OF DISTRIBUTION

        We may sell junior subordinated debentures and a Morgan Stanley Capital Trust may sell capital securities in three ways: (1) through agents,
(2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, or other affiliates of ours.

        We and/or the applicable Morgan Stanley Capital Trust may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If any underwriters are utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will enter into an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

        If a dealer is utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.

        In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSDWI and MSIL, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us and/or a Morgan Stanley Capital Trust, as the case may be, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and/or a Morgan Stanley Capital Trust, as the case may be, and its compensation in the applicable prospectus supplement.

        Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us and/or a Morgan Stanley Capital Trust to indemnification by us and/or a Morgan Stanley Capital Trust, against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, us and/or a Morgan Stanley Capital Trust in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we and/or a Morgan Stanley Capital Trust will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase these securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

        Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        MS & Co., MSDWI and MSIL are wholly-owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSDWI, MSIL and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker-dealers, subject to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales. MS & Co., MSDWI, MSIL and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSDWI, MSIL and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSDWI, MSIL or any other affiliate is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

        In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus supplements; (b) the maximum compensation to be received by MS & Co., MSDWI or any other NASD member in this distribution will be disclosed and submitted for approval with the NASD's Corporate Financing Department (the "Department"); and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

                                LEGAL MATTERS

        The validity of the capital securities will be passed upon for the Morgan Stanley Capital Trusts by Richards, Layton & Finger, P.A., or other counsel who is satisfactory to MS & Co. and/or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. The validity of the junior subordinated debentures and the guarantees will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP, or other counsel who is satisfactory to MS & Co. and/or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. Certain legal matters relating to the securities will be passed upon for the underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley and its affiliates on a regular basis and in a variety of matters, including in connection with its private equity and leveraged capital activities.

                                   EXPERTS

        The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries, at November 30, 2001 and 2000 and for each of the three fiscal years in the period ended November 30, 2001, included in Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon and incorporated herein by reference. These consolidated financial statements have been incorporated by reference in reliance upon the respective reports given upon the authority of Deloitte & Touche LLP, as experts in accounting and auditing.

        With respect to unaudited interim financial information for the periods included in any Quarterly Report on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.



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